SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JULY 24, 2006
                Date of Report (date of earliest event reported):


                           GOTTAPLAY INTERACTIVE, INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                        33-20783-D               84-1064958
 (State or other jurisdiction      (Commission File Number)       (IRS Employer
       of incorporation)                                           I.D. Number)



                            3226 ROSEDALE STREET #200
                              GIG HARBOR, WA 98335
                    (Address of principal executive offices)


                    Registrant's telephone number, including
                            area code: 253-858-4145


          (Former name or former address, if changed since last report)

                                  DONOBI, INC.
                                3256 CHICO WAY NW
                               BREMERTON, WA 98312

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

    July 24, 2006, Registrant, Gottaplay Interactive, Inc. ("Gottaplay"), formerly known as Donobi, Inc., merged with Gotaplay Interactive, Inc. ("Gotaplay"), a privately held Nevada corporation pursuant to the terms of a Merger Agreement (the "Agreement".) In accordance with the Agreement, Registrant has: (a) completed a 1 for 6 reverse stock split, thereby reducing the issued and outstanding shares of common stock from 65,619,481 to 10,936,580; (b) issued 17,744,618 post-reverse split shares of common stock to the former stockholders of Gotaplay; (c) amended the Articles of Incorporation by changing the name of the Registrant from Donobi, Inc. to Gottaplay Interactive, Inc.; and, (d) except for William M. Wright, III and Norm Johnson, the directors of the Registrant have resigned and the three former directors of Gotaplay have been elected to the board of directors of Registrant.


ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

    July 24, 2006, Registrant, Gottaplay Interactive, Inc. merged with Gotaplay Interactive, Inc., a privately held Nevada corporation pursuant to the terms of the Agreement. In accordance with the Agreement, the Registrant has: (a) completed a 1 for 6 reverse stock split, thereby reducing the issued and outstanding shares of common stock from 65,619,481 to 10,936,580; (b) issued 17,744,618 post-reverse split shares of common stock to the former stockholders of Gotaplay; (c) amended the Articles of Incorporation of the Registrant by changing the name of Registrant from Donobi, Inc. to Gottaplay Interactive, Inc.; and, (d) except for William M. Wright, III and Norm Johnson, the directors of the Registrant have resigned and the three former directors of Gotaplay have been elected to the board of directors of Registrant. All references to the "Company," "Gottaplay," "we" or "us" refer to the now combined operations of the Registrant and Gotaplay.

    We have assumed all of the business operations of Gotaplay, which include their assets, their debts and their commitments, such as leases and consultant agreements. We are now operating two distinct divisions, one division for our Internet connectivity and digital video services and one division for the game subscriptions and rentals. We expect the game rental business to become our core business within the next year. Our cable service business and operations has been fully described in our Annual Form 10-KSB for the fiscal year ended January 31, 2006. The game rental business is on-line video game rental subscriptions dedicated to providing customers a quality rental experience through our web site, www.gottaplay.com. This service is an alternative to store based gaming rentals. We currently provide rental services to our subscribers, as well as the option to purchase new or used game titles at a discounted price. We seek to provide our customers with a large selection of video game rental choices on a monthly subscription basis. Customers can sign-up via the web page to rent and/or buy games of their choice. The titles are then shipped to the customer via first class mail once they have made their selection(s). Subscribers can retain the games for an indefinite amount of time as long as they are active paying subscribers. Customers can exchange their selections at anytime by returning their game(s) in the provided pre-paid and pre-addressed package.

INDUSTRY OVERVIEW

    According to 2003 Annual Report from the Video Software Dealers Association ("VSDA"), for the year 2002, total rentals accounted for $721.6 million in sales at video stores in the U.S., up 13.9% from $633.9 million in 2001. A total of
162.9 million "turns", or actual rentals, was up 6.3% from 153.2 million turns the previous year. The VSDA says that video chains and even many independent stores are bullish on the medium, and leading distributor Ingram Entertainment reports that the average video rental store makes 10% of its revenue now from games, with some chains now getting up to 25%. (Information obtained from ELECTRONIC GAMING BUSINESS, August 27, 2003)

    All industry indications point to an increase in availability and usage of electronic video games.

TRENDS AND DEVELOPMENTS OF THE MERGED BUSINESSES

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    The two merged operations are both Internet-based, one (our ISP business)
targeting businesses and private consumers, and the new division of our on-line video game rentals is targeted primarily at the private consumer. Our customer base for both divisions is anticipated to increase each year. We believe the growing customer base of on-line video game customers will increase substantially over the next twelve months, while only moderate growth is expected for our broadband ISP customers. We have not planned any expansion to other localities for the ISP division. Also, we have not planned any increases to the existing respective rates for either service during the next twelve months. Our ISP revenues are fairly consistent from month to month.

    We plan to offer video game rentals to our current ISP customers as well as offering our ISP and related services to our game rental customers. During the next year, we expect to report an overall net gain of customers in our ISP business division, resulting in a more stable and loyal base of customers and a substantial increase in overall revenues, primarily from video game division.

    INTERNET SERVICES PROVIDER

    There is a distinct trend of the Internet consumer to switch from a dial-up connection to the broadband or DSL connection. Our dial-up subscriber base has continued to experience attrition, as has been the experience of other local, regional, and national full service providers of this service. We believe this trend will continue as high-speed connectivity becomes more readily available. Over the next 12-month period, we expect to experience continued net losses of our dial-up customers, yet we also expect to see net gains in our broadband customers over this same period of time. While we will continue efforts to convert our existing dial-up customers to our broadband products, there is no assurance that the overall change will be positive. In fact, based on other competing broadband products, such as cable Internet, we would expect the net effect of these customers to be over-all positive.

    In order to compensate for the loss of revenue from the dial up customer attrition, we have planned to diversify our product mix and become less reliant on the changes in the Internet connectivity market. Part of that shift is to expand our IT Services department. Over the next twelve months we expect a shift in the percentage of our business revenues coming from business relationships with customers as we offer additional networking services, web design, and development of new internet based products, such as the on-line video game rentals from our newly merged division.

    ON-LINE VIDEO GAME RENTAL SERVICES

    The "on-line video game rental" market is increasing, as more Internet users become use to the Internet as a primary venue for spending their entertainment dollars and accessing websites to service their needs. This trend can be documented with the increasing popularity of online movie rentals shipped via the US Postal Service. Consumers are now finding the use of the Internet to facilitate instant, convenient and secure access to various and affordable services and products, and not spend their valuable time in their vehicle to pick up and return a product, such as DVD game. Delivery of these products is to their front door via the USPS or by a commercial carrier. This type of delivery service is expected to grow substantially over the next several years due its convenience and cost savings to the end user, our DVD subscriber/customer.

    The video game division's known external market trends have been limited due to the fact that the business which we operate is an emerging business within the online industry. However, these trends are generally limited to competition from well established retailers and newly formed online video game rental companies. There may be a negative impact to our operations due to the seasonal availability of popular game titles, and therefore, revenues and inventory costs tend to increase during the latter part of the calendar year due to the holiday season. In anticipation of this seasonal adjustment additional inventory may be needed to accommodate these requirements of the increased volume of business, we will require additional capital by September 30, 2006. We believe that there could be a negative impact on the operations of our company due to a lack of inventory from certain suppliers that may not have certain games available due to high consumer demand of a specific title or a lack of the required capital to purchase larger amounts of inventory to fill customer demands. If we are not successful in raising the

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capital or establishing a credit line, we will not meet our projections and the anticipated margins from the video game division will encumber the margins and profitability, if any, from the ISP division.

    We believe that we will initially experience higher operating cost until such time we are better able to evaluate our employee base and related infrastructure to determine any overlap which may exist in general administration, research and development, technical engineering and customer service. From our initial evaluation, we believe there will be long term financial benefits to our ISP business due to certain reductions in these areas and the associated cost reductions related to the integration of both companies operations. As we begin to execute on the game rental business plan, along with these and other operating changes, we believe we will enhance our brand name in the industry thereby growing awareness of our company as a publicly traded company and passing on the value to our shareholders.

    BUSINESS OVERVIEW

    In the United States, we are providing more than 800 subscribers monthly access to a comprehensive library of more than 2,600 gaming titles. Our standard subscription plan allows subscribers to have two titles out at the same time with no due dates, late fees or shipping charges for $20.95 per month. Subscribers can receive an unlimited amount of titles in a month. In addition to our standard plan, we offer other service plans with different price points that allow subscribers to keep either fewer or more titles at the same time. Aided by our proprietary recommendation service, subscribers select titles on our web site, receive them on games disks by first-class mail, which are returned by them at their convenience using our prepaid mailers. Once a title has been returned, we mail the next available title in the subscriber's queue.

    We utilize proprietary technology developed internally to manage the processing and distribution of our comprehensive library of games from our network of DC's nationwide. Game Distribution Software ("GDS") is a network of administrative functions including Order Fulfillment, Inventory Forecasting and Procurement, Inventory Control, Billing, and Customer Service. Through our GDS network, distribution centers can communicate with each other to determine which games can be sent out to subscribers enabling maximum usage of on hand inventory throughout the entire company, which in turn reduces the amount of inventory purchases that we need to make. Th e software has an automated process of tracking and routing titles to and from each of our DC's and allocates order responsibilities among them. Our proprietary GDS system provides us with the opportunity to scale up our operation at any given time.

    Through several pilot marketing programs conducted over the last 12 months, we expect our subscriber base will experience rapid growth. This is due, primarily, to the rapid consumer adoption of console game players, our comprehensive library of titles, timely delivery of games to the subscriber, effective web and affiliate marketing programs and excellent customer service.

    Currently, we promote our service to consumers through various marketing and advertising programs, such as online promotions. To date, this has been our main source of marketing. However, television advertising, magazine and newspaper insertions, college campus alliances, grocery and pharmacy chain marketing, and the development of strategic relationship with leading game console manufacturers and promotions with other third parties will be implemented upon the funding of the business. These programs are designed to encourage consumers to subscribe to our service, which includes a free trial period of ten days. At the end of the trial period, subscribers are automatically enrolled as paying subscribers, unless they cancel their subscription. Approximately 74 percent of trial subscribers become paying subscribers. All paying subscribers are billed monthly.

    The video game division stocks almost every title available on games disks, excluding adult content. We seek to establish revenue sharing relationships with more than twenty gaming developers and wholesale distributors.

   Games are shipped throughout the United States. We currently has eight distribution centers, one of which is currently idle, and are located throughout the country; however, games can still take up to five days to reach subscribers. This is generally a barrier to adding or retaining subscribers. However, we have

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several strategic partners that will offer a substantially flexible distribution network, which will give us several more strategically located distribution points throughout the United States. These distribution centers will allow us to provide the delivery and return service to our subscribers generally in one to two days.

    We are focused on growing our subscriber base and revenues and utilizing our proprietary technology to minimize operating costs. The technology is extensively employed to manage and integrate this division, including a website interface, order processing, fulfillment operations and customer service. We believe our technology also allows us to maximize the library utilization and to run the fulfillment operations in a flexible manner with minimal capital requirements.

    All of the video game rental revenues are generated in the United States and Porto Rico, and substantially all the revenues are derived from monthly subscription fees.

GOTTAPLAY'S WEB SITE--WWW.GOTTAPLAY.COM.

    We have applied substantial resources to plan, develop and maintain proprietary technology to implement the features of our web site, such as subscription account signup and management, inventory optimization, overall subscriber satisfaction, and customer support. The software is written in a variety of programming languages and runs on industry standard platforms.

    We believe our dynamic software optimizes subscriber satisfaction and management of the library by allowing each subscriber to view their current queue and rental history, as well as current inventory levels and real-time availability. The proprietary software also enables subscribers to prioritize their selections through recommendations provided by us. In addition, the proprietary game search engine indexes our extensive library by title, genre, developer, and publisher among others.

    The proprietary software has been developed keeping scalability at its core. Expanding operations, including the roll-out of new distribution centers can be done with ease and in the most effective manner of time requiring the least amount of resources. The software has enabled the network of distribution centers across the country to communicate with one another in a real-time environment resulting in optimum levels of operation, delivery and customer satisfaction. Inventory levels can be viewed by all distribution centers by using the software. We are currently in the last stage development of the purchasing application which uses proprietary algorithms to determine optimum level of inventory purchases resulting in managed inventory procurement.

    The Gottaplay account signup and management tools provide an easy to use subscriber interface familiar to online shoppers. We will be integrating a real-time postal address validation to help subscribers enter correct postal addresses and to determine the additional postal address fields required to assure speedy and accurate delivery. We use an online credit card authorization service to help the subscribers avoid typographic errors in their credit card entries. These features help prevent fraud and subscriber disappointment resulting from failures to initiate a trial subscription.

    Throughout the website, we have extensive measurement and testing capabilities, allowing us to continuously optimize our website for our needs as well as those of our subscribers. We use random control testing extensively.

    Our website is run on hardware and software co-located at a service provider offering reliable network connections, power, air conditioning and other essential infrastructure. We manage the website 24 hours a day, seven days a week. We utilize a variety of proprietary software, freely available and commercially supported tools, integrated in a system designed to rapidly and precisely diagnose and recover from failures. We conduct upgrades and installations of software in a manner designed to minimize disruptions to our subscribers.

MERCHANDIZING

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    The key to our merchandizing efforts is the personal recommendations generated by our recommendation service. All subscribers and site visitors are given many opportunities to rate titles. The ratings from the recommendation service determine which available titles are displayed to a subscriber and in which order. For example, subscribers can find recently released titles more easily by ranking new releases by user preference rather than by new release date, allowing them to quickly find titles they are more likely to enjoy. Ratings also determine which available titles are featured in lead page positions on our web site to increase subscriber satisfaction and selection activity. Finally, data from the recommendation service is used to generate lists of similar titles. Subscribers often start from a familiar title and use our "Recommendations" link to find other titles they may enjoy. This has proven to be a powerful method for catalogue browsing.

    We also provide subscribers with decision support information about each title in our library. This information includes:

     o Factual data, including rating, special game features and screen formats;
     o Editorial perspective, including plot synopses, game trailers and reviews written by our editors, third parties and by other Gottaplay.com subscribers; and
     o Data from the recommendation service, including personal rating, average rating and other similar titles the subscriber may enjoy.

MARKETING

    The video game rental division has multiple marketing channels through which we attract subscribers to this service. Online advertising is the largest source of new subscribers. We advertise the service online through paid search listings, permission based e-mails, banner ads, and text on popular web portals and other websites. In addition, we have an affiliate program whereby we make available web-based banner ads and other advertisements that third parties may retrieve on a self-assisted basis from our web site. Third parties that place their advertisements and generate online subscriber referrals and are generally paid a cash bounty for each subscriber referred to us, with no minimum or maximum amounts for which we are liable.

    We believe the paid marketing efforts will significantly enhance word-of-mouth advertising, subscriber referrals and active public relations programs. During 2005, online and word-of-mouth advertising accounted for approximately 100 percent of all new trial subscriber acquisitions.

    We will also market through an aggressive offline retail program through gift card subscriptions. The cards will be sold at grocery, pharmacy and other mass merchants. A commission will be paid on each sale to the participating retailer. We intend to work with a number of other channels on an opportunistic basis. For example, we expect to establish agreements with leading game console manufacturers requiring them to place inside certain game console boxes a Gottaplay.com insert that describes the service and offers a free trial. We also intend to develop relationships with leading consumer electronics and video retailers, which involve a variety of promotional efforts using point-of-sale materials, stickers on product packaging and other items to promote Gottaplay.com in their stores and those of their subsidiaries. In addition, and contingent on the securing of proper financing, we will launch television advertising campaigns in select markets beginning in the fourth quarter of 2006.

SUPPLIERS

    We will acquire inventory either through revenue sharing agreements or direct purchases from distributors, wholesalers and manufacturers. Under the anticipated revenue sharing agreements with game developers and distributors, we generally would obtain titles for a low initial cost in exchange for a commitment to share a percentage of the subscription revenues for a defined period of time. After the revenue sharing period expires, the agreements generally grant us the right to acquire the title for a minimal fee. Currently, the inventory has been by direct purchases from distributors and wholesalers.

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FULFILLMENT OPERATIONS

    We currently stock more than 2,600 titles. We have allocated resources for the development, maintenance and testing of the proprietary technology that helps us manage the fulfillment of individual orders and the integration of our web site, transaction processing systems, fulfillment operations, inventory levels and coordination of the distribution centers.

    With eight full scale distribution centers, one of which is currently idle, we believe the added distribution centers allow us to improve the subscription experience for subscribers by shortening the transit time for the games through the U.S. Postal Service. Our mission is to continuously improve on the delivery transit time to each subscriber resulting in less attrition and greater subscriber retention. We continue to work closely with the United States Postal Service in an effort to improve the operations and to reach the near term goal of providing one-day delivery service to approximately 45 percent of the U.S. population or 60% of the subscriber base. Our goal is to gradually increase one-day coverage as we roll out additional distribution centers (based on subscriber concentration) to meet the growing demand.

CUSTOMER SERVICE

    We believe our ability to establish and maintain long-term relationships with subscribers depend, in part, on the strength of our customer support and service operations. We encourage and utilize frequent communication with and feedback from the subscribers in order to continually improve the web site and our service. Our customer service center is open seven days a week. We primarily utilize e-mail to proactively correspond with subscribers. We also offer phone support for subscribers who prefer to talk directly with a customer service representative. Customer Service will focus on eliminating the causes of customer support calls and automating certain self-service features on the web site, such as the ability to report and correct most shipping problems.

COMPETITION

    The market for in-home video game entertainment is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home game entertainment providers and can easily shift spending from one provider to another. For example, consumers may rent a game from Blockbuster, buy a game from Wal-Mart and subscribe to Gottaplay, or some combination thereof, all in the same month.

    Game rental outlets and retailers with whom we compete include Blockbuster, Hollywood Entertainment, Amazon.com, Wal-Mart Stores and Best Buy. We believe our scalable business model, the subscription service with home delivery and access to our comprehensive library of more than 2,600 titles compete favorably against traditional game rental outlets.

    We also compete against other online game subscription services, such as GameFly.com and NumbThumb.com, and RedOctane.com, among others.

    Online video gaming (OVG) has received considerable media attention recently. Within a few years, we believe OVG will become widely available to Internet enabled game consoles subscribers. OVG carries as many titles as can be effectively merchandized on a game console platform, which we believe to be generally up to 100 recent releases. For consumers who primarily want the latest big releases, OVG may be a convenient distribution channel. We believe this strategy of developing a large and growing subscriber base and the ability to personalize the library to each subscriber by leveraging the extensive database of user preferences, also positions us favorably, to provide digital distribution of filmed entertainment as that market develops. We will also begin to enter the OVG market in late 2006 offering gaming servers to allow gamers to play each other over the Internet.

INTELLECTUAL PROPERTY

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    We use a combination of copyright, trade secret laws and confidentiality agreements to protect our proprietary intellectual property. We intend to aggressively register the trademark for the "Gottaplay.com" name and copyrights on the content of our web site. We intend to file applications for additional trademarks as well.

    Enforcement of intellectual property rights is costly and time consuming. To date, we have relied primarily on proprietary processes and know-how to protect our intellectual property. It is uncertain if and when the other patent and trademark applications may be allowed and whether they will provide us with a competitive advantage.

    From time to time, we may encounter disputes over rights and obligations concerning intellectual property. We believe our service offering does not infringe the intellectual property rights of any third party. However, there can be no assurance that we will prevail in any intellectual property dispute.

EMPLOYEES

    As of September 30, 2006, the video rental division has three (3) full-time employees/officers. Of these employees one (1) is engaged in sales, marketing and operations, and, two (2) are engaged in finance and administration. In addition, we use the services of contract labor provided by personnel agencies, along with five independent consultants. None of the employees are represented by a labor union or a collective bargaining agreement. We consider our relations with these employees to be good.

    FACILITIES

    We lease office space in Gig Harbor, Washington, which consists of approximately 1,490 square feet on three year lease at a cost of $2,650 per month. This facility also houses a DC. We also lease approximately 1,700 square feet of office space in Anaheim, California, which also house a DC, at a cost of $2,145 per month. The lease terminates on January 31, 2007 and includes an option to renew the lease for an additional one-year term.

    Five of the seven operating DC's are located in Northfield, Connecticut, Atlanta, Georgia, Washington, DC, Sugarland, Texas and Phoenix, Arizona. These facilities are owned and operated by strategic distribution partners at a cost to each of these partners of $2,500 per month. We anticipate having the remaining idle DC located in Chicago, Illinois operational upon the acquisition of adequate funding.

LEGAL PROCEEDINGS

    We are not involved in any pending or threatened legal proceedings.

                                   MANAGEMENT

    The names and ages of the directors and executive officers of the Company and their positions with it are as follows:

John P. Gorst               37        Chairman and Chief Executive Officer
M. Carroll Benton           62        Chief Financial and Administrative
                                      Officer, Secretary, Treasurer and Director
William M. Wright, III      40        Chief Operating Officer and Director
Asra Rasheed                33        President
Mark Levin                  33        Director
Norm Johnson                45        Director


     JOHN P. GORST is our Chairman of the Board and Chief Executive Officer of Gottaplay. Mr. Gorst has directed all development and business efforts for the merged Gotaplay Interactive, Inc. since inception. Mr.

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Gorst has over 15 years experience in founding entrepreneurial technology ventures, specifically in the development of software and data services for business. His experience includes serving as chief executive officer and board chairman of Insynq, Inc. an application service provider, from August 1998 to present, vice president & general manager for a computer integration company, Interactive Information Systems Corp., from July 1996 to August 1998, and a training/IS consulting business in conjunction with Nynex Business Centers of New York. Mr. Gorst's primary responsibility shall be chairman of the board and chief executive officer. Mr. Gorst will be directing the Company's strategy, and positioning the Company in the business marketplace by forging strategic business alliances and mergers and acquisitions. Mr. Gorst will also serve as company and technology evangelist at tradeshows, press conferences and industry analyst meetings in order to increase awareness for the Company's brand. Mr. Gorst graduated top of his class as an Electronic Design Engineer from one of the top trade schools in Arizona. Mr. Gorst was also awarded a medal of honor for business leadership in 2001 and 2005 from the National Republican Congress.

    M. CARROLL BENTON is our Chief Financial Officer, Chief Administrative Officer, Secretary/Treasurer and Director of Gottaplay. Ms. Benton has directed and managed the fiscal responsibilities of the merged Gotaplay Interactive, Inc. since inception. Ms. Benton's early career spanned both the public and private sectors working largely with the banking systems and higher education institutions where she assisted in the development and deployment strategies necessary for computerization of these and other entities. Ms. Benton has successfully managed a 13 state insurance brokerage firm and has been a consultant to the small to medium business markets via accounting system design, implementation, support, and business practice analysis. She also taught undergraduate accounting courses at several Puget Sound colleges and universities. With an in-depth understanding of Gottaplay's finances, accounting infrastructure and compliance issues, Ms. Benton oversees the current financial and administrative operations. From December 1995 through December 1999, Ms. Benton was president of a computer integration company, Interactive Information Systems, Corp. Her public sector experience includes serving as chief financial officer, chief administrative officer, secretary, treasurer, and director for Insynq, Inc., a Pacific Northwest application service provider, from August 1998 to present. Formerly with a local CPA firm, Ms. Benton brings over 37 years of financial expertise to the business.

    WILLIAM M. WRIGHT, III, is our Chief Operating Officer. Mr. Wright is a founding member of Gottaplay, formerly known as Donobi, Inc. and has been with us since December, 1999. After 15 years of experience in financial management and business operations, Mr. Wright began running the company full time in early 2001, leading the successful acquisition of five companies in six months. He has orchestrated a dozen acquisitions and mergers and continues to be strongly focused on our growth. Mr. Wright received his Bachelors of Science in Business Administration with an emphasis in Financial Services from San Diego State University, California, and is a licensed Real Estate Broker in the State of Washington. He devotes substantially all of his time to the business of the Company

    ASRA RASHEED is our President. She is the founder of NextRental, Inc. Ms. Rasheed has started and sold several successful businesses in the multi media space in last 8 years. Prior to starting NextRental.com, she was Director of Multi Media at Koyo Graphics where she managed large web development projects for clients like Warner Brothers, Sanyo, Sony, etc. She also managed the development of online DVD rental and sales website for the largest distributor of Bollywood industry. Asra was also Vice President of Business Development for a $30 Million dollar company, Luminex. Ms Rasheed has a Bachelors of Science from Cal State University, Fullerton.

    MARK H. LEVIN is a Director of Gottaplay. For the past 7 years Mr. Levin has been the CEO of Eyecity.com, Inc., an Internet eye care company providing sunglasses and prescription glasses to the general public. Mr. Levin also consults with public and private companies regarding mergers and acquisitions, financing, shareholder relations, and strategic alliances. Mr. Levin received an MBA degree in 1997 in marketing and BBA in management in 1994, each from Hofstra University. Mr. Levin will devote only such time as necessary to the business of the Company, principally in regard to fund raising and shareholder relations.

    NORM JOHNSON is a director of Gottaplay. Mr. Johnson spent 18 years as an All-Pro kicker in the NFL (Seahawks, Falcons, Steelers and Eagles). For the past five years, Mr. Johnson has worked for Reid Real

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Estate, Inc., a Washington corporation, representing and advising clients on their real estate investments. During his NFL career, Mr. Johnson also owned "Norm Johnson's All-Pro Sportscards" with three locations. Mr. Johnson earned his Bachelor's Degree in Economics from the University of California, Los Angeles (UCLA) in 1983.

    The following table reflects all forms of compensation for services to us for the years ended September 30, 2005 and 2004, of our Chief Executive Officer, as well as those persons who received in excess of $100,000 in annual compensation from us during the aforesaid time.

                                                                                                   LONG TERM COMPENSATION
                                                                                                   ----------------------
                                 ANNUAL COMPENSATION                        AWARDS                             PAYOUTS
                                 -------------------                        ---------------------------        ---------------------

                                                                           Other
                                                                Annual      Restricted        Securities                   All Other
      Name and                                                 Compen-        Stock           Underlying        LTIP        Compen-
     Principal                        Salary     Bonus          sation      Awards(S)        Options/SARs      Payouts       sation
     POSITION           YEAR          ($)         ($)            ($)          ($)                (#)             ($)           ($)
     --------           ----         -------     ------        -------      --------         ------------      -------     ---------

  William M. Wright     2005        $120,000     $0             $  0         $ 0                  0              $ 0           $  0
  III, Chairman, CEO    2004        $101,250     $0             $  0         $ 0                  0              $ 0           $  0



    No other officer or director of Gottaplay received compensation in excess of $100,000 in either of the past two years.

    During Gotaplay's most recent fiscal year, Mr. Gorst was paid $22,000 in salary or other compensation. Upon the effective date of the Merger, John P. Gorst assumed the position of board chairman and chief executive officer and William M. Wright, III assumed the position of chief operating officer and director. No other officer of Gotaplay was paid in excess of $100,000 in the last fiscal year. Compensation to be paid the officers of the Gottaplay for 2006 and thereafter will be determined by the board of directors of Gottaplay.

    Gottaplay may award stock options to key employees, members of management, directors and consultants under stock option programs as bonuses based on performance. However, as of the date of this Report, no such plans have been adopted by Gottaplay.

                             PRINCIPAL STOCKHOLDERS

    As of the date of this Report, there are 30,801,198 shares of common stock. The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this Report. Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.

    The following table sets forth certain information with respect to the anticipated beneficial ownership of our common stock by each stockholder expected by us to be the beneficial owner of more than 5% of our common stock and by each of our anticipated directors and executive officers and by all of the anticipated directors and executive officers as a group. Unless otherwise indicated, the address of each of the persons listed below is c/o Gottaplay Interactive, Inc., 3226 Rosedale Street, Suite 200, Gig Harbor, Washington 98335. Unless otherwise indicated in the footnotes, shares will be owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of Common Stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. The information contained below is based upon 30,801,198 shares of Common Stock.


                       Name and Address of Beneficial    Amount and Nature of      Percent of
 Title of Class                    Owner                 Beneficial Ownership    Class
--------------------- --------------------------------- ------------------------ -----------------

       Common         John Gorst (1)(2)                     3,564,292                11.39%
                      3226 Rosedale Street
                      Suite 200
                      Gig Harbor, WA  98335

       Common         M. Carroll Benton (1)(3)              3,564,292                11.39%
                      3226 Rosedale Street
                      Suite 200
                      Gig Harbor, WA  98335

       Common         Mark Levin (1)(4)                     3,553,666                11.35%
                      3226 Rosedale Street
                      Suite 200
                      Gig Harbor, WA  98335

       Common         Asra Rasheed (1)(5)                   1,922,000                6.19%
                      3226 Rosedale Street
                      Suite 200
                      Gig Harbor, WA  98335

       Common         William M. Wright (1)                 443,667                  1.44%
                      3256 Chico Way NW
                      Bremerton, WA 98312

       Common         Norm Johnson (1)                      76,667                   *
                      3256 Chico Way NW
                      Bremerton, WA 98312

                                       11

 Common               All Officers and Directors as a
                      Group 6 persons)                      13,374,584               45.02%

   * Less Than 1%

     (1)  Officer and/or director.
     (2) Includes 3,064,292 shares of common stock and 500,000 options exercisable within 60 days.
     (3) Includes 3,064,292 shares of common stock and 500,000 options exercisable within 60 days.
     (4) Includes 3,053,666 shares of common stock and 500,000 options exercisable within 60 days.
     (5) Includes 327,500 shares of common stock and 250,000 options exercisable within 60 days and 1,344,500 shares of common stock issued to NextRental, which Ms. Rasheed has the sole voting and investment power.

                                  RISK FACTORS

    The actual results of the combined company may differ materially from those anticipated in these forward-looking statements. Gottaplay, formerly known as Donobi, Inc., and Gotaplay will operate as a combined company in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond the combined company's control. Additional risks and uncertainties not presently known to us, or that are not currently believed to be important to you, if they materialize, also may adversely affect the combined company.

   RISKS RELATING TO OUR COMPANY

   THE MERGER MAY NOT SIGNIFICANTLY ENHANCE OUR LIQUIDITY AND WE MAY REQUIRE FUTURE FINANCING TO PROCEED WITH OUR ANTICIPATED BUSINESS ACTIVITIES FOLLOWING THE COMPLETION OF THE MERGER. THERE CAN BE NO ASSURANCE THAT FINANCING WILL BE AVAILABLE ON TERMS BENEFICIAL TO US, OR AT ALL.

    We anticipate that future funding will most likely be in the form of debt and/or private equity financing. The number of shares of our common stock issued in the Merger, and the aggregate number of shares to be outstanding after completion of the Merger, as shown elsewhere in this Report, does not take into account any such future financing and, accordingly, our stockholders may be subject to additional and substantial dilution as a result of such financing.

    We anticipate that we will need funds, in order to further the efforts of the game rental operations to execute our business plan

     o    by completing and funding affiliate marketing partner agreements,
     o    expanding the distribution center ("DC") network,
     o    further developing our Game Distribution System ("GDS"),
     o the acquisition of download games for both the PC and mobile handset platforms and,
     o    funding operations.

    If we raise additional capital by selling equity or equity-linked securities, these securities would dilute the ownership percentage of our existing stockholders. Also, these securities could have rights, preferences or privileges senior to those of our common stock. Similarly, if we raise additional capital by borrowing or issuing debt securities, the terms of such debt financing could restrict us in terms of how we operate our business, which could also affect the value of our common stock.

   We may not be able to raise capital on reasonable terms or at all.

     GOTAPLAY HAS NOT HAD AN OPERATING PROFIT SINCE ITS INCEPTION AND GOTTAPLAY HAS NOT RECORDED AN OPERATING PROFIT FOR SEVERAL YEARS. CONTINUING LOSSES MAY EXHAUST OUR CAPITAL RESOURCES AND FORCE US TO DISCONTINUE OPERATIONS.

    From Gotaplay's inception in August 2004 through June 30, 2006, Gotaplay has incurred cumulative losses of $1,669,299. As of June 30, 2006, Gottaplay has incurred cumulative losses of $4,361,750 since its inception at July 31, 1987. If Gottaplay continues to incur losses, we may be forced to cease operations.

     GOTTAPLAY AND GOTAPLAY HAVE HAD SIGNIFICANT WORKING CAPITAL DEFICITS, WHICH MAKES IT MORE DIFFICULT TO OBTAIN CAPITAL NECESSARY, WHICH MAY HAVE AN ADVERSE EFFECT ON OUR FUTURE BUSINESS.

    As of June 30, 2006, Gotaplay had a working capital deficit of $1,582,336. As of June 30, 2006, Gottaplay had a working capital deficit of approximately $943,248. If all of the current liabilities were to become due at the same time, we would not be able to pay them in full, which most likely would have a material negative impact on our business and future prospects.

    The game rental operation is currently incurring a net loss of approximately $98,000 per month and, accordingly, we will need to raise approximately $1,176,000 over the next 12 months in order to sustain its current limited operations. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. We will continue to incur losses until we are able to establish significant subscriptions for our game rentals over the Internet. Our possible success is dependent upon the successful development and marketing of our web site and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. If will we need additional financing, however there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations and external sources would require us to curtail or cease operations. Any additional equity financing will involve substantial dilution to our then existing shareholders.

     IF OUR EFFORTS TO ATTRACT GAME RENTAL SUBSCRIBERS ARE NOT SUCCESSFUL, OUR REVENUES WILL BE AFFECTED ADVERSELY.

    We must continue to attract and retain subscribers. Since June 2005, when we commenced keeping track of our customer base, we have consistently maintained a monthly customer base of 800 customers. We typically retain approximately 74.7% of our new customers from the trial to membership phase. We typically retain approximately 71.1% of our customers after one month of membership, 68.4% after two months of membership and 65.7% after three months of membership. Thereafter, we lose approximately 2.7% each month of our new customers. To succeed, we must continue to attract a number of subscribers who have traditionally used game retailers, and game rental outlets. Our ability to attract and retain subscribers will depend in part on our ability to consistently provide our subscribers a high quality experience for selecting, receiving, playing and returning titles. If consumers do not perceive our service offering to be of value and quality, or if we introduce new services that are not favorably received by them, we may not be able to attract or retain subscribers. If our efforts to satisfy our existing subscribers are not successful, we may not be able to attract new subscribers, and as a result, our revenues will be affected adversely.

     IF WE EXPERIENCE EXCESSIVE RATES OF SUBSCRIBER CHURN, OUR REVENUES AND BUSINESS WILL BE HARMED.

    We must minimize the rate of loss of existing subscribers while adding new subscribers. We typically retain approximately 74.7% of our new customers from the trial to membership phase. We typically retain approximately 71.1% of our customers after one month of membership, 68.4% after two months of membership and 65.7% after three months of membership. Thereafter, we lose approximately 2.7% each month of our new customers. Subscribers cancel their subscription to our service for many reasons, including a perception that they do not use the service sufficiently, delivery takes too long, the service is a poor value and customer service issues are not satisfactorily resolved. We must continually add new subscribers both to replace subscribers who cancel and to grow our business beyond our current subscriber base. If too many of our subscribers cancel our service, or if we are unable to attract new subscribers in numbers sufficient to grow our business, our operating results will be adversely affected. Further, if excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate to replace these subscribers with new subscribers.

     IF WE ARE UNABLE TO OFFSET INCREASED DEMAND FOR GAMES WITH INCREASED SUBSCRIBER RETENTION OUR OPERATING MARGINS AND OUR OPERATING RESULTS MAY BE ADVERSELY AFFECTED.

    Subscribers to our service can play as many games as they want every month and, depending on the service plan, may have out between one and three games at a time. With our use of seven of our eight DCs and our proprietary GDS, we have reduced the transit time of games. As a result, our subscribers have been able to exchange more titles each month, which has increased our operating costs. As we establish additional DCs or further refine our distribution process and GDS, we may see a continued increase in usage by our subscribers. If our subscriber retention does not increase or our operating margins do not improve to an extent necessary to offset the effect of increased operating costs, our operating results will be adversely affected.

    In addition, subscriber demand for games may increase for a variety of other reasons beyond our control, including promotion by manufacturers and the scarcity of the most popular games. Our subscriber growth and retention may be affected adversely if we attempt to increase our monthly subscription fees to offset any increased costs of acquiring or delivering games.

     IF OUR SUBSCRIBERS SELECT TITLES THAT ARE MORE EXPENSIVE FOR US TO ACQUIRE AND DELIVER MORE FREQUENTLY, OUR EXPENSES WILL INCREASE.

    Certain games cost us more to acquire depending on the source from whom they are acquired and the terms on which they are acquired. If subscribers select these games more often on a proportional basis compared to all games selected, then game acquisition expenses could increase, and our gross margins could be adversely affected.

     ANY SIGNIFICANT DISRUPTION IN SERVICE ON OUR WEB SITE OR IN OUR COMPUTER SYSTEMS COULD RESULT IN A LOSS OF SUBSCRIBERS.

    Subscribers and potential subscribers access our service through our Web site, where the game selection process is integrated with our delivery processing systems and software. Our reputation and ability to attract, retain and serve our subscribers is dependent upon the reliable performance of our Web site, network infrastructure and fulfillment processes. Interruptions in these systems could make our Web site unavailable and hinder our ability to fulfill selections. Service interruptions or the unavailability of our Web site could diminish the overall attractiveness of our subscription service to existing and potential subscribers.

    Our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data. Any attempts by hackers to disrupt our Web site service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. We do not have an insurance policy that covers expenses related to direct attacks on our Web site or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our Web site or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

    Our servers utilize a number of techniques to track, deter and thwart attacks from computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data. We currently use both hardware and software to secure our systems, network and, most importantly, our data from these attacks. This includes several layers of security in place for our protection and that of our member's data. We also have procedures in place to ensure that the latest security patches and software are running on our servers - thus maintaining another level of security.

     IF GOVERNMENT REGULATION OF THE INTERNET OR OTHER AREAS OF OUR BUSINESS CHANGES OR IF CONSUMER ATTITUDES TOWARD USE OF THE INTERNET CHANGE, WE MAY NEED TO CHANGE THE MANNER IN WHICH WE CONDUCT OUR BUSINESS, OR INCUR GREATER OPERATING EXPENSES.

    The adoption or modification of laws or regulations relating to the Internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

    The manner in which Internet and other legislation may be interpreted and enforced cannot be precisely determined and may subject either us or our customers to potential liability, which in turn could have an adverse effect on our business, results of operations and financial condition. The adoption of any laws or regulations that adversely affect the popularity or growth in use of the Internet could decrease the demand for our subscription service and increase our cost of doing business.

    In addition, if consumer attitudes toward use of the Internet change, consumers may become unwilling to select their entertainment online or otherwise provide us with information necessary for them to become subscribers. Further, we may not be able to effectively market our services online to users of the Internet. If we are unable to interact with consumers because of changes in their attitude toward use of the Internet, our subscriber acquisition and retention may be affected adversely.

     IF OUR EFFORTS TO BUILD STRONG BRAND IDENTITY AND IMPROVE SUBSCRIBER SATISFACTION AND LOYALTY ARE NOT SUCCESSFUL, WE MAY NOT BE ABLE TO ATTRACT OR RETAIN SUBSCRIBERS, AND OUR OPERATING RESULTS WILL BE AFFECTED ADVERSELY.

    The game rental services brand is young, and we must continue to build strong brand identity. To succeed, we must continue to attract and retain a number of owners of video game players who have traditionally relied on store-based rental outlets and persuade them to subscribe to our service through our Web site. We may be required to incur significantly higher advertising and promotional expenditures than we currently anticipate attracting numbers of new subscribers. We believe that the importance of brand loyalty will increase with a proliferation of game subscription services and other means of distributing games disks. If our efforts to promote and maintain our brand are not successful, our operating results and our ability to attract and retain subscribers will be affected adversely.

     IF WE ARE UNABLE TO MANAGE THE MIX OF SUBSCRIBER ACQUISITION SOURCES, OUR SUBSCRIBER LEVELS MAY BE AFFECTED ADVERSELY AND OUR MARKETING EXPENSES MAY INCREASE.

    We utilize a mix of incentive-based and fixed-cost marketing programs to promote our service to potential new subscribers. We obtain a portion of our new subscribers through our online marketing efforts, direct links and our active affiliate program. While we opportunistically adjust our mix of incentive-based and fixed-cost marketing programs, we attempt to manage the marketing expenses to come within a prescribed range of acquisition cost per subscriber. To date, we have been able to manage our acquisition cost per subscriber; however, if we are unable to maintain or replace our sources of subscribers with similarly effective sources, or if the cost of our existing sources increases our subscriber levels may be affected adversely and our cost of marketing may increase.

     IF WE ARE UNABLE TO CONTINUE USING OUR CURRENT MARKETING CHANNELS, OUR ABILITY TO ATTRACT NEW SUBSCRIBERS MAY BE AFFECTED ADVERSELY.

    We may not be able to continue to support the marketing of our service by current means if such activities are no longer available to us or are adverse to our business. In addition, we may be foreclosed from certain channels due to competitive reasons. If companies that currently promote our service decide to enter our business or a similar business, we may no longer be given access to such channels. If the available marketing channels are curtailed, our ability to attract new subscribers may be affected adversely.

     IF WE ARE UNABLE TO COMPETE EFFECTIVELY, OUR BUSINESS WILL BE AFFECTED ADVERSELY.

    The market for in-home gaming products is intensely competitive and subject to rapid change. Many consumers maintain simultaneous relationships with multiple in-home entertainment providers and can easily shift spending from one provider to another. For example, consumers may rent a game from Blockbuster, buy a game from Wal-Mart and subscribe to our service, or some combination thereof, all in the same month. Competitors may be able to launch new businesses at relatively low cost. Game rentals represent only one of many existing and potential new technologies for playing games. If we are unable to successfully compete with current and new competitors and technologies, we may not be able to achieve adequate market share, increase our revenues or achieve profitability. Our principal competitors include, or could include:

    o   Game rental outlets, such as Blockbuster and Hollywood Entertainment;
    o   Game retail stores, such as Best Buy, Wal-Mart and Amazon.com;
    o   Subscription game rental services, such as GameFly and GameznFlix; and
    o   Online game sites, such as Rcade.com

    Many of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Some of our competitors have adopted, and may continue to adopt, aggressive pricing policies and devote substantially more resources to marketing and Web site and systems development than we do. The growth of our online subscription business since our inception may attract direct competition from larger companies with significantly greater financial resources and national brand recognition. Increased competition may result in reduced operating margins, loss of market share and reduced revenues. In addition, our competitors may form or extend strategic alliances with manufacturers and distributors that could adversely affect our ability to obtain titles on favorable terms.

     IF WE EXPERIENCE DELIVERY PROBLEMS OR IF OUR SUBSCRIBERS OR POTENTIAL SUBSCRIBERS LOSE CONFIDENCE IN THE U.S. MAIL SYSTEM, WE COULD LOSE SUBSCRIBERS, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

    We rely exclusively on the U.S. Postal Service to deliver game disks from our DC's and to return the game disks to us from our subscribers. We are subject to risks associated with using the public mail system to meet our shipping needs, including delays caused by bioterrorism, potential labor activism and inclement weather. Our games are also subject to risks of breakage during delivery and handling by the U.S. Postal Service. The risk of breakage is also impacted by the materials and methods used to replicate our game disks. If the entities replicating our game disks use materials and methods more likely to break during delivery and handling or we fail to timely deliver the games to our subscribers, our subscribers could become dissatisfied and cancel our service, which could adversely affect our operating results. In addition, increased breakage rates for our games will increase our cost of acquiring titles.

     STANDARDS FOR COMPLIANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 ARE UNCERTAIN, AND IF WE FAIL TO COMPLY IN A TIMELY MANNER, OUR BUSINESS COULD BE HARMED AND OUR STOCK PRICE COULD DECLINE.

    Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of its assessment by our independent registered public accountants. The SEC has extended the compliance dates for certain filers and, accordingly, we believe that this requirement will first apply to our annual report for fiscal 2008. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of its assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

     OUR ARTICLES OF INCORPORATION INCLUDE PROVISIONS TO THE EFFECT THAT WE MAY INDEMNIFY ANY DIRECTOR, OFFICER, OR EMPLOYEE. IN ADDITION, PROVISIONS OF NEVADA LAW PROVIDE FOR SUCH INDEMNIFICATION.

    Any indemnification of directors, officers, or employees, could result in substantial expenditures being made by our company in covering any liability of such persons or in indemnifying them. If we are required to incur expenditures as a result of indemnification of our directors, officers or employees for any reason our net income will decrease as a result of increase expenses.

     OUR OBLIGATIONS UNDER THE SECURED CONVERTIBLE SECURITIES ARE SECURED BY ALL OF OUR ASSETS

    Our obligations under the secured convertible securities, are secured by all of our assets. As a result, if we default under the terms of the secured convertible securities, the holders could foreclose their security interest and liquidate all of our assets. This would cause operations to cease.

     WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL, WHICH COULD BE DETRIMENTAL TO OUR OPERATIONS

    Our success largely depends on the efforts and abilities of John P. Gorst, Chief Executive Officer, M. Carroll Benton, Chief Financial Officer, William M. Wright, III, Chief Operating Officer, and Asra Rasheed, President. The loss of the services of any of these individuals could materially harm our business because of the cost and time necessary to find their successors. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on our officers. We also have other key consultants and outside contractors who manage our operations, and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources we may not be able to attract the sufficient number of qualified staff.

     WE ARE SUBJECT TO PRICE VOLATILITY DUE TO OUR OPERATIONS MATERIALLY FLUCTUATING

    As a result of the evolving nature of the markets in which we compete, as well as the current nature of the public markets and our current financial condition, we believe that our operating results may fluctuate materially, as a result of which quarter-to-quarter comparisons of our results of operations may not be meaningful. If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. You should not rely on our results of any interim period as an indication of our future performance. Additionally, our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that may cause our quarterly results to fluctuate include, among others:

     o    our ability to retain existing gaming subscribers and ISP customers;
     o our ability to attract gaming subscribers and ISP customers at a steady rate;
     o    our ability to maintain subscriber and customer satisfaction;
     o the extent to which our subscriber services and ISP products gain market acceptance;
     o    introductions of products and services by competitors;
     o    price competition in the markets in which we compete;
     o    our ability to attract, train, and retain skilled management;
     o the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure; and
     o general economic conditions and economic conditions specific to the Internet service and gaming industry.

     IF WE ARE UNABLE TO RESPOND TO THE RAPID CHANGES IN TECHNOLOGY AND SERVICES, WHICH CHARACTERIZE OUR GAME RENTAL AND ISP SERVICES, OUR BUSINESS AND FINANCIAL CONDITION COULD BE NEGATIVELY AFFECTED

    Our game rental and ISP operations are directly impacted by changes in the Internet services industry. The Internet products and services industry is subject to rapid technological change, frequent new product and service introductions and evolving industry standards. Changes in technology could affect the market for our services. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services and products that meet these evolving standards and demand of our customers. We cannot offer any assurance that we will be able to respond successfully to these or other technological changes, or to new products and services offered by our current and future competitors, and cannot predict whether we will encounter delays or problems in these areas, which could have a material adverse affect on our business, financial condition and results of operations.

     WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY ADEQUATELY OR COST EFFECTIVELY, WHICH MAY CAUSE US TO LOSE MARKET SHARE OR REDUCE PRICES.

    Our future success depends significantly on our ability to protect and preserve our proprietary rights related to our technology and resulting products. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. While we intend to pursue aggressively efforts to obtain patent protection for our technology, we will also rely on trade secrets, common law trademark rights and trademark registrations, as well as confidentiality and work for hire development, assignment and license agreements with employees, consultants, third party developers, licensees and customers. However, these measures afford only limited protection and may be flawed or inadequate. Also, enforcing intellectual property rights could be costly and time-consuming and could distract management's attention from operating business matters.

     OUR INTELLECTUAL PROPERTY MAY INFRINGE ON THE RIGHTS OF OTHERS, RESULTING IN COSTLY LITIGATION.

    In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

     WE MAY NOT BE ABLE TO MANAGE OUR GROWTH EFFECTIVELY, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL PERFORMANCE.

    The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our internal resources, and other problems that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

     BEING A PUBLIC COMPANY INCREASES ADMINISTRATIVE COSTS, WHICH COULD RESULT IN LOWER NET INCOME, AND MAKE IT MORE DIFFICULT FOR US TO ATTRACT AND RETAIN KEY PERSONNEL.

    As a public company, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and make some activities more time consuming. These new rules and regulations could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our audit committee.

    RISKS RELATED TO OUR COMMON STOCK

     OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK

    There has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

     OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

    Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2,000,000, if in business longer than three continuous years, or with average revenues of less than $6,000,000 for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

    Additionally, Section 15(g) of the Exchange Act and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

    Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

(i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;
(ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;
(iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and
(iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

     THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET, WHICH WOULD ADVERSELY AFFECT THE ABILITY OF INVESTORS IN DONOBI TO SELL THEIR SECURITIES IN THE PUBLIC MARKET.

    Even though our shares of common stock are expected to continue to be quoted on the OTC Bulletin Board, we cannot predict the extent to which a trading market will develop or how liquid that market might become. In addition, most common shares outstanding after the Merger, including the shares issued to Gotaplay stockholders, will be "restricted securities" within the meaning of Rule 144 promulgated by the SEC, and will therefore be subject to certain limitations on the ability of holders to resell such shares. Accordingly, holders of our common stock may be required to retain their shares for an indefinite period of time. We are a party to certain agreements and holders of warrants requiring us, under certain circumstances, to use our best efforts to prepare and file with the Securities and Exchange Commission a registration statement on an appropriate form covering the offer and resale to the public of the shares of our common stock upon exercise of the warrants. Consequently, we may expect to prepare and file with the Securities and Exchange Commission as soon as practical after the effective time of the Merger, and to use our best efforts to cause to be declared effective, such a registration statement.

    The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD's automated quotation system (the "NASDAQ Stock Market"). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

     o    a future offering;
     o    changes in interest rates;
     o competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
     o    variations in quarterly operating results;

     o    change in financial estimates by securities analysts;
     o    the depth and liquidity of the market for Gottaplay's common stock;
     o    investor perceptions of our game rental operations generally; and
     o    general economic and other national conditions.

     THE AUTHORIZATION AND ISSUANCE OF PREFERRED STOCK MAY PREVENT OR DISCOURAGE A CHANGE IN OUR MANAGEMENT.

    Our amended Articles of Incorporation will authorize the board of directors to issue up to 5,000,000 shares of preferred stock without stockholder approval. Such shares will have terms, conditions, rights, preferences and designations as the board may determine. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of our outstanding common stock.

     IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US, AND THIS COULD DEPRESS OUR STOCK PRICE.

    Nevada corporate law includes provisions that could delay, defer or prevent a change in control of our company or our management. These provisions could discourage information contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our common stock. For example:

     o without prior stockholder approval, the board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and inference of that preferred stock;

     o there is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

     o    stockholders cannot call a special meeting of stockholders.

    ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

    The following discussion and analysis on the proforma condensed financials statements as of and for the period nine months ended June 30, 2006 should be read in conjunction with our audited historical financial statements in our January 31, 2006 Annual Report on Form 10-KSB, and Gotaplay's historical audited financial statements and the notes included herein this form 8-K/A, and the proforma condensed combined financial statements of Gottaplay, formerly known as Donobi, Inc., and Gotaplay Interactive, Inc., including the notes thereto.

    FORWARD-LOOKING STATEMENTS

    The statements in this discussion that are not historical in fact are considered "forward-looking statements" within the meaning of Section 21(E) of the Exchange Act of 1934, as amended (the "Exchange Act"). You can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "ongoing," "expects," "management believes," "we believe," "we intend," and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from the results set forth in this Report. You should not place undue reliance on these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors. In connection with, and because we desire to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward-looking statements are based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies may affect the proforma results and could cause the proforma results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update or revise forward-looking pro forma statements, whether as a result of new information, future events or circumstances or otherwise.

     BASIS OF PRESENTATION OF THE PROFORMA CONDENSED FINANCIAL STATEMENTS AND USE OF ESTIMATES AND ASSUMPTIONS

    On March 20, 2006, we entered into an Agreement and Plan of Merger (the "Merger") with Gotaplay Interactive, Inc., ("Gotaplay") a Nevada corporation, whereby Gottaplay, formerly know as Donobi, Inc., and Gotaplay merged its respective operations on July 24, 2006, and Gottaplay is considered the surviving entity. Gottaplay exchanged 17,744,618 of our $0.001 par value common stock, post split, for all the outstanding shares of Gotaplay on the effective date of the Merger. Because the Merger will be accounted for as a reverse acquisition and not a business acquisition, no goodwill was recognized under Financial Accounting Standards Board ("FASB"), Statement No. 142, "Goodwill and Other Intangible Assets". Any costs incurred in connection with the Merger were charged to operations. Pursuant to the Merger, the following transactions will occur:

     o Prior to the effective date of the Merger, we effectuated a six (6) to one (1) "reverse stock split" of our common stock. Our par value and authorized stock will remain unchanged. If we had reversed-split our issued and outstanding shares of common stock on June 30, 2006, which then totaled 54,119,481 shares, the post-split results would have been 9,019,914 of issued and outstanding shares.

     o On the effective date of our Merger, we issued to the shareholders of Gotaplay an equal number of their outstanding shares of our post-split, par value $0.001 common stock, which were 17,744,618 shares in exchange for all the assets, liabilities and operations of Gotaplay.

     o After the merger, we amended our Articles of Incorporation and changed the name of our Company to "Gottaplay Interactive, Inc."

    The acquisition will be accounted for under FASB, Statement No. 141, "Business Combinations", using the purchase method of accounting as applicable to reverse acquisitions because the former stockholders of Gotaplay have gained voting control of Gottaplay immediately upon consummation of the Merger.

    Our proforma condensed financial statements have been prepared as if such transactions had taken place on June 30, 2006 for the purpose of combining the historical balance sheets and statements of operations of both companies to give the effect of a proforma balance sheet and proforma statement of operations. The following assumptions, the use of certain estimates and condensed historical transactions were prepared to give effect of the proforma statements:

     o    The Merger of Gotaplay Interactive, Inc.,
     o The elimination of any existing transactions between the two entities, and,
     o The effects of the recapitalization pursuant to the Agreement and Merger Plan.

    In the preparation of the proforma condensed financial statements and the discussion therein, we followed certain accounting policies which, as a result of assumptions, estimates, judgments, uncertainties, uniqueness and complexities of the underlying accounting standards and transactions could result in material changes to our proforma financial position and/or proforma results of operations under different conditions and/or using different assumptions.

PROFORMA INCOME

    If, on June 30, 2006, the revenues for the nine-month period then ended, for both Gottaplay and Gotaplay were combined, the proforma revenue would be approximately $1,831,300. For this nine-month period ended June 30, 2006, Gottaplay and Gotaplay reported revenues of approximately $1,727,700 and $103,600, respectively.

    Gotaplay has been operating since August 4, 2004, and as such, has limited revenues and operations. It is considered to be a development stage company in accordance with FASB No. 7 "Accounting and Reporting by Development Stage Enterprises". Gotaplay's video game subscription revenues are generated primarily through its website, WWW.GOTTAPLAY.COM. Through June 30, 2006, Gotaplay averages approximately 800 subscribers per month, who are billed a base fee of approximately $20.95 per month, per subscriber. Additional monthly fees apply if the subscriber opts for added features to their subscription. Gotaplay has over 2,600 video game titles in it library and desires to add significantly more titles to meet the increasing demand from its growing subscriber base. The proforma gross margin is approximately 55.8%. We, Gottaplay, have a 60.2% gross margin or approximately $1,040,700 on sales of $1,727,700, while Gotaplay had a negative gross margin of 18.0%, or ($18,800), on subscription revenues of $103,600. Management at Gotaplay had anticipated negative gross margins at this stage of their operations because of significant upfront cost of sales expenses such as an accelerated method of depreciation of the video game library, high credit card discounts and fees and its cost of the prepaid mailers relative to the low number of subscribers. Gotaplay anticipates improved gross margins and gross profit contributions after the Merger is consummated.

PROFORMA OPERATING EXPENSES

    We are reporting proforma operating expenses for the nine-months ended June 30, 2006 of approximately $2,251,800, which is approximately 123% of proforma combined revenues. Because Gottaplay operates in a different industry than Gotaplay, we do not expect dissimilar industry type expenses to be significantly reduced. However, where there are compatible and overlapping functions and operations within the combined organization, we do expect to see a reduction in some expenses, primarily accounting, tax and audit, legal, consulting, certain salaried positions and interest on debt. Upon merging these two companies, we do expect a significant increase in Gotaplay's distribution costs, marketing and advertising, which has been forecasted in the combined business plan.

    Gottaplay's expenses are expected to increase significantly after the merger. It is anticipated that game rental division will increase in operating expenses over the next twelve months and will not be fully offset by its anticipated gross profit. Therefore, it is planned that new equity offerings and/or new short-term debt will pay for the incrementally higher expenses, which will not be fully absorbed from the existing and new subscriptions.

PROFORMA INTEREST EXPENSE

    For the nine-months ended June 30, 2006, we, Gottaplay, had interest expense of approximately $131,800; we have added a significant amount of new debt these past two years in the form of short and long-term debts and convertible debentures. Significantly, the added debts are related to certain acquisitions over the past two years.

    Gotaplay incurred approximately $53,700 of interest expense for the nine-months ended June 30, 2006, which was incurred in the direct support of day-to-day operational needs. In July 2006, Gotaplay converted approximately $781,850 of debt into 744,618 shares of its common stock.

PROFORMA NET LOSS

    Proforma net loss for the nine-month period ended June 30, 2006 was approximately $1,351,400. Approximately 64.4%, or $870,500 of the proforma loss, is from game rental operations. We had a proforma net loss of approximately $480,900. The proforma net loss per outstanding shares of common stock (71,139,481 shares), pre-split is $0.02, while the post-split proforma net loss per share (26,039,914 shares) is $0.05. While we will continue to embark on revenue generating and various cost cutting measures in both divisions, we do expect to achieve a level of savings of like-kind expenses common to both entities. We believe our plan to merge both entities will bring an immediate and direct benefit to each division, whereby, a net profit will be realized in each division.

    We project that combined operations current and projected revenues, along with the cash raised with equity placements and other debt financing arrangements in fiscal 2007 will sustain Gottaplay for at least twelve months. However, if our projected revenues fall short because of a decrease in demand for the company's services and products, as well as other factors, we may not be able to sustain our operations for more than twelve months and we may need to obtain additional capital through equity and/or debt financing to sustain operations.

    In order to sustain the game rental operations, carry out existing management plans and achieve our projections, this division is completely dependent upon raising adequate operating capital, either through debt and/or equity financing. Projected revenues of this will be dependent upon the marketing and advertising efforts put forth to quickly grow its subscriber base.

PROFORMA LIQUIDITY AND CAPITAL RESOURCES

    At June 30, 2006, we report a proforma deficit in working capital of approximately $2,525,584. Approximately 62.7% of the deficit, or $1,582,336, is from Gotaplay. All of Gotaplay's debt, or approximately
$1,635,300, is considered current debt, whereas Gottaplay reports approximately $1,276,300 as debt currently due. The proforma current ratio is a negative 11.7. Total proforma debts aggregated approximately $3,469,500, more than two times total proforma assets or approximately $1,634,500.

    On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues and additional infusions of capital. We believe our proforma condensed financial statements provide a basis in evaluating the liquidity of each division's combined obligations. Management believes that we have the adequate outside resources for generating needed cash funds and the necessary liquidity to meet the needs of the combined companies over the next year, assuming our sales and development efforts conform to the standards historically set. However, to fully maximize the potential presented by the key events presented below, management believes that a minimum of approximately $8,000,000 may need to be raised. If necessary, we plan to raise this capital through an additional follow-on stock offering. Once these funds are raised, they will be primarily used to complete development of the later phases of Gottaplay and initiate the sales, marketing and expansion plan of the game rental operations. It is anticipated that the funds will be raised primarily in the form of equity through a public offering and/or a private placement offering, or our new board and our independent financial advisors may determine other means as from time to time. If we are unable to raise additional capital, the growth potential will be adversely affected. Additionally, we will have to significantly modify our business plans.

    The proforma negative book value of our combined companies is $0.03 per share of outstanding stock, post-split. However, upon the merger requirements to effectuate a 6 for 1 reverse stock split, the proforma book value will increase negatively to $0.07 per share. Upon issuances of more common stock, the effect will correspondingly dilute existing stockholders' equity and correspondingly decrease the negative book value per share, if all other proforma factors remain the same.

               UNAUDITED PROFORMA CONDENSED FINANCIAL INFORMATION

    PROFORMA JUNE 30, 2006

    The following unaudited proforma condensed financial information of Gottaplay Interactive, Inc., formerly known as Donobi, Inc., for the nine-months ended June 30, 2006 has been prepared to assist stockholders in their analysis of the financial effects of the Merger. This information is based on our historical financial statements and should also be read in conjunction with the historical financial statements and related notes of Gotaplay Interactive, Inc., which are included in Appendix A hereto. The unaudited proforma condensed financial statements have been prepared to give effect to the Merger as if the Merger had occurred on June 30, 2006 for purposes of the proforma condensed statement of operations for the nine-months ended, and, the proforma condensed balance sheet as of June 30, 2006.

    The unaudited proforma condensed financial information is not necessarily indicative of the results that might have occurred had the transactions taken place as of June 30, 2006 and for the nine-months ended June 30, 2006, or at any other date and is not intended to be a projection of future results. Future results may vary significantly from the results reflected in the following unaudited proforma condensed financial information because of normal operations, future acquisitions, future development activities, regulatory constraints and other factors. The accompanying notes to these proforma condensed financial statements should be read in conjunction with the financial statements themselves.

                        Proforma Condensed Balance Sheet
                                                               June 30, 2006
                                                                (unaudited)

                                Gottaplay         Gotaplay
                              Interactive,      Interactive,
                                  Inc. Inc. Proforma Adjustments Combined
                             ---------------- ----------------- --------------------------- ----------------
   Current assets
    Cash and cash
    equivalents                     $ 19,073          $ 31,271            $   --                   $ 50,344
    Accounts receivable,
    net                               86,228                --                --                     86,228
    Notes receivable                 133,400            15,785         (148,785)                        400
    Deferred charges                  45,000                --                                       45,000
    Other current assets              49,335             5,881           (2,283)      (a.)           52,933
                             ---------------- ----------------- -----------------           ----------------
    Total current assets             333,036            52,937         (151,068)                    234,905

    Fixed assets, net                240,353            71,036                --                    311,389
    Intangible assets, net         1,072,976                --                --                  1,072,976
    Deposits                           9,135             6,126                --                     15,261
                             ---------------- ----------------- -----------------           ----------------

       Total assets               $1,655,500         $ 130,099       $ (151,068)                 $1,634,531
                             ================ ================= =================           ================

   Current liabilities
    Accounts payable and
    accrued liabilities
                                   $ 695,747         $ 249,358         $ (3,068)      (a.)        $ 942,037
    Accounts payable and
    accrued liabilities,
    related parties
                                          --           192,667                --                    192,667
    Deferred and unearned
    revenue                           91,482             6,202                --                     97,684
    Note payable and
    capitalized leases,

                                       25

    current                          433,073           463,750         (148,000)      (a.)          748,823
    Notes payable, related
    parties                           55,982           723,296                --                    779,278
                             ---------------- ----------------- -----------------           ----------------
       Total current
       liabilities                 1,276,284         1,635,273         (151,068)                  2,760,489

    Long term debt, net of
    current portion                  708,995                --                --                    708,995
                             ---------------- ----------------- -----------------           ----------------
       Total liabilities           1,985,279         1,635,273         (151,068)                  3,469,484
                             ---------------- ----------------- -----------------           ----------------

    Stockholders' deficit
    Common stock                      54,120             1,702           (1,702)      (b.)
                                                                        (45,099)      (c.)
                                                                          17,020      (d.)           26,041
    Treasury stock                   (2,274)                --             1,895      (c.)            (379)
    Additional paid in             3,762,616           162,423             1,702      (b.)
    capital                                                               45,099      (c.)
                                                                        (17,020)      (d.)
                                                                     (1,666,231)      (f.)        2,273,589
    Additional paid in
    capital - treasury
    stock transactions               232,509                --           (1,895)      (c.)          230,614
    Accumulated deficit          (4,361,750)                --           (3,068)      (a.)      (4,364,818)
    Accumulated deficit
    during development                    --       (1,669,299)             3,068      (a.)
    stage                                                              1,666,231      (e.)               --
                             ---------------- ----------------- -----------------           ----------------
       Total stockholders'
       deficit                     (329,779)       (1,505,174)                --                (1,834,953)
                             ---------------- ----------------- -----------------           ----------------
    Total liabilities and
    stockholders' deficit         $1,655,500         $ 130,099        $(151,068)
                                                                                                 $1,634,531
                             ================ ================= =================           ================

    See notes to unaudited proforma condensed financial statements.


                   Proforma Condensed Statement of Operations
                     For the nine-months ended June 30, 2006
                                   (unaudited)

                                   Gottaplay
                                 Interactive,        Gotaplay       Proforma Adjustments
                                     Inc.        Interactive, Inc.                              Combined
                                ---------------- ------------------ ---------------------- --------------------
           Sales                     $1,727,744         $  103,604          $ --                    $1,831,348
          Cost of sales                 687,053            122,325            --                       809,378
                                ---------------- ------------------ -------------          --------------------
             Gross profit
             (loss)                   1,040,691           (18,721)            --                     1,021,970

         Operating expenses
                                      1,437,106            814,667            --                     2,251,773
                                ---------------- ------------------ -------------          --------------------
             Loss from
             operations               (396,415)          (833,388)            --                   (1,229,803)
                                ---------------- ------------------ -------------          --------------------
          Other income and
          (expense)

                                       26

          Other income                   50,342             16,676       (3,068)                        63,950
                                                                                     (a.)
          Interest expense            (131,835)           (53,761)         3,068                     (182,528)
                                                                                     (a.)
          Other expenses                (3,000)                 --            --                       (3,000)
                                ---------------- ------------------ -------------          --------------------
             Total other
             expense                   (84,493)           (37,085)            --                     (121,578)
                                ---------------- ------------------ -------------          --------------------
             Net loss                $(480,908)        $ (870,473)         $  --                  $(1,351,381)
                                ================ ================== =============          ====================

         Weighted average
         shares outstanding
         of common stock,
         basic and diluted           4,530,392*        16,321,352*                               20,851,744*
                                ================ ==================                        ==================

         Net loss per common
         shares outstanding,
         basic and diluted
                                $                      $    (0.05)                                 $  (0.06)
                                (0.11)
                                ================ ==================                        ==================


* Restated for presentation purposes as if the 6 to 1 reverse stock split occurred per the Agreement and Merger Plan.

    See notes to unaudited proforma condensed financial statements.

           NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS.

    Note 1.  Basis of Presentation

    On March 20, 2006 Gottaplay Interactive, Inc. (formerly know as Donobi, Inc.) ("Gottaplay") and Gotaplay Interactive, Inc. ("Gotaplay") entered into a Merger agreement whereby Gottaplay and Gotaplay would merge their respective operations, and Gottaplay would be the surviving entity. The Merger was effective on July 24, 2006. Donobi then changed its name to Gottaplay Interactive and exchanged its $0.001 par value Common Stock, post split, for all the outstanding shares of Gotaplay, which were 17,744,618 shares on the effective date of the Merger. Because the Merger was accounted for as a reverse acquisition and not a business acquisition, no goodwill was recognized in connection therewith and the costs incurred in connection with the Merger are charged to operations.

    The unaudited proforma condensed balance sheet and statement of operations of Gottaplay Interactive, Inc. have been prepared to give effect to:

     o    The Merger of Gotaplay Interactive, Inc.,
     o The elimination of any existing transactions between the two entities and,
     o The effects of the recapitalization pursuant to the Agreement and Merger Plan.

    The proforma condensed financial statements have been prepared as if such transactions had taken place on June 30, 2006 for purposes of the proforma condensed balance sheet and for the nine-months ended June 30, 2006 for the proforma condensed statement of operations.

    The column captioned Gottaplay Interactive, Inc. represents the unaudited condensed balance sheet of Gottaplay as of June 30, 2006 and the related unaudited condensed statement of operations for the nine-months ended June 30, 2006. The column captioned Gotaplay Interactive, Inc. represents the unaudited condensed balance sheet as of June 30, 2006 and the related unaudited condensed statement of operations for the nine-month period ended June 30, 2006.

    We are providing you this information to aid you in your analysis of the financial aspects of the Merger as if it had taken place on June 30, 2006. The unaudited condensed proforma financial statements described above should be read in conjunction with the historical financial statements of Gottaplay Interactive, Inc. and Gotaplay Interactive, Inc. and the notes thereto. The unaudited proforma condensed financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Merger taken place on the date noted, or the future financial position or operating results of the combined company.

    Note 2.         Proforma Entries

    The following describes the eliminations, adjustments and reclassifications that are incorporated into the unaudited proforma condensed financial statements as of June 30, 2006. These items primarily are a result of the Merger Plan, and the effects of the surviving company recapitalization.

     (a.) To eliminate two promissory notes, $15,000 and $133,000, and related accrued interest between the respective companies.
     (b.) To record the cancellation of shares of Common Stock held by Gotaplay shareholders in exchange for the issuance Common Stock of Gottaplay. (c.) To adjust for the 6 to 1 reverse stock split pursuant to the Agreement and Merger Plan.
     (d.) To recognize the issuance of 17,020,000 shares of par value $0.001
          Common Stock to Gotaplay shareholders in exchange for the assets, liabilities and operations of Gotaplay.
     (e.) To reclassify Gotaplay's accumulated development stage deficit to additional paid in capital.

    Note 3.  Significant and Critical Accounting Policies

    The proforma condensed financial statements for Gottaplay and Gotaplay have been prepared in accordance with accounting principles generally accepted in the United States. In preparing its financial statements, Gottaplay makes estimates, assumptions and judgments that can have a significant impact on reported revenues and results of operations as well as on the value of certain assets and liabilities on its balance sheet. These estimates, assumptions and judgments about future events and their effects on results cannot be determined with certainty, and are made based upon our historical experience and on other assumptions believed to be reasonable under the circumstances. It is believed that the most important critical accounting policies are those described below. A critical accounting policy is one that is both material to the presentation of the financial statements and requires the making of complex or subjective judgments.

               UNAUDITED PROFORMA CONDENSED FINANCIAL INFORMATION

    PROFORMA SEPTEMBER 30, 2005

    The following proforma condensed financial information of Gottaplay Interactive, Inc. (formerly known as Donobi, Inc.). for the year ended September 30, 2006 has been prepared to assist stockholders in their analysis of the financial effects of the Merger. This information is based on our historical financial statements and should also be read in conjunction with the audited historical financial statements and related notes of Gotaplay Interactive, Inc., which are included in Appendix A hereto. The proforma condensed financial statements have been prepared to give effect to the Merger as if the Merger had occurred on September 30, 2005 and, for purposes of the proforma condensed statement of operations for the year ended, and, the proforma condensed balance sheet as of September 30, 2005.

    The unaudited proforma condensed financial information is not necessarily indicative of the results that might have occurred had the transactions taken place as of September 30, 2005 and for the year ended September 30, 2005, or at any other date and is not intended to be a projection of future results. Future results may vary significantly from the results reflected in the following unaudited proforma condensed financial information because of normal operations, future acquisitions, future development activities, regulatory constraints and other factors. The accompanying notes to these proforma condensed financial statements should be read in conjunction with the financial statements of entity.

                        Proforma Condensed Balance Sheet
                               September 30, 2005

                                Gottaplay         Gotaplay
                              Interactive,      Interactive,
                                  Inc. Inc.
                               (unaudited)       (audited)         Proforma Adjustments        Combined

                             ---------------- ----------------- --------------------------- ----------------
   Current assets
    Cash and cash
    equivalents                     $ 16,532           $ 7,918            $   --                   $ 24,450
    Accounts receivable,
    net                               51,431                --                --                     51,431
    Notes receivable                   2,200            15,000          (15,000)      (a.)            2,200
    Deferred charges                  45,000                --                --                     45,000
    Other current assets             128,872             5,250                --                    134,122
                             ---------------- ----------------- -----------------           ----------------
    Total current assets             244,035            28,168          (15,000)                    257,203

    Fixed assets, net                300,016           107,866                --                    407,882
    Intangible assets, net         1,264,898                --                --                  1,264,898
    Deposits                           9,135             8,376                --                     17,511
                             ---------------- ----------------- -----------------           ----------------

       Total assets               $1,818,084         $ 144,410        $ (15,000)                 $1,947,494
                             ================ ================= =================           ================

   Current liabilities
    Accounts payable and
    accrued liabilities
                                   $ 603,601         $ 165,739              $ --                  $ 769,340
    Accounts payable and
    accrued liabilities,
    related parties
                                          --            48,211                --                     48,211
    Deferred and unearned
    revenue                           94,801             4,103                --                     98,904
    Note payable and
    capitalized leases,

                                       29

    current                          524,093            31,750          (15,000)      (a.)          540,843
    Notes and accrued
    payables, related
    parties                           75,000           565,158                --                    640,158
                             ---------------- ----------------- -----------------           ----------------
       Total current
       liabilities                 1,297,495           814,961          (15,000)                  2,097,456

    Long term debt, net of
    current portion                  761,758                --                --                    761,758
                             ---------------- ----------------- -----------------           ----------------
       Total liabilities           2,059,253           814,961          (15,000)                  2,859,214
                             ---------------- ----------------- -----------------           ----------------

    Stockholders' deficit
    Common stock                      18,653             1,391           (1,391)      (b.)
                                                                        (15,613)      (c.)
                                                                          13,907      (d.)           16,947
    Common stock
    authorized, unissued                  --             8,184                --                      8,184
    Subscription receivable
                                          --             (300)                --                      (300)
    Prepaid services paid
    with common stock                     --           (3,500)                --                    (3,500)
    Treasury stock                   (2,274)                --             1,895      (c.)            (379)
    Additional paid in             3,354,061           122,500             1,391      (b.)
    capital                                                               15,613      (c.)
                                                                        (13,907)      (d.)
                                                                       (798,826)      (e.)       2,680,832



    Additional paid in
    capital - treasury
    stock transactions               232,509                --           (1,895)      (c.)          230,614
    Accumulated deficit          (3,844,118)                --                --      (a.)      (3,844,118)
    Accumulated deficit
    during development                                                        --      (a.)
    stage                                 --         (798,826)           798,826      (e.)               --
                             ---------------- ----------------- -----------------           ----------------
       Total stockholders'
       deficit                     (241,169)         (670,551)                --                  (911,720)
                             ---------------- ----------------- -----------------           ----------------
    Total liabilities and
    stockholders' deficit         $1,818,084         $ 144,410         $(15,000)
                                                                                                 $1,947,494
                             ================ ================= =================           ================

    See notes to unaudited proforma condensed financial statements.


                   Proforma Condensed Statement of Operations
                      For the year ended September 30, 2005

                                    Gottaplay            Gotaplay
                                Interactive, Inc.    Interactive, Inc.     Proforma
                                   (unaudited)          (audited)        Adjustments              Combined
                                ------------------ ------------------ -------------------- --------------------
         Sales                         $2,500,652          $  96,573        $ --                    $2,597,225
          Cost of sales                 1,087,444            204,648          --                     1,292,092
                                ------------------ ------------------ -----------          --------------------
             Gross profit
             (loss)                     1,413,208          (108,075)          --                     1,305,133

         Operating expenses             2,845,026            665,476          --                     3,510,502
                                ------------------ ------------------ -----------          --------------------

                                       30

             Loss from
             operations               (1,431,818)          (773,551)          --                   (2,205,369)
                                ------------------ ------------------ -----------          --------------------

          Other income and
          (expense)
          Other income                      6,168                 --          --                         6,168
          Interest expense               (52,223)           (19,830)          --                      (72,053)
                                ------------------ ------------------ -----------          --------------------
             Total other
             expense                     (46,055)           (19,830)          --                      (65,885)
                                ------------------ ------------------ -----------          --------------------

             Net loss                $(1,477,873)        $ (793,381)        $ --                  $(2,271,254)
                                ================== ================== ===========          ====================

         Weighted average
         shares outstanding
         of common stock,
         basic and diluted
                                       3,040,152*        13,907,500*                             16,947,652*
                                ================== ==================                      ==================

         Net loss per common
         shares outstanding,
         basic and diluted
                                $          (0.49)       $    (0.06)                               $  (0.13)

                                ================== ==================                      ==================


    * Restated for presentation purposes as if the 6 to 1 reverse stock split occurred per the Agreement and Merger Plan.

    See notes to unaudited proforma condensed financial statements.

           NOTES TO UNAUDITED PROFORMA CONDENSED FINANCIAL STATEMENTS.

    Note 1.  Basis of Presentation

    On March 20, 2006 Gottaplay Interactive, Inc., formerly known as Donobi, Inc., ("Gottaplay") and Gotaplay Interactive, Inc. ("Gotaplay") entered into a Merger agreement whereby Gottaplay and Gotaplay would merge their respective operations, and Gottaplay would be the surviving entity. The Merger became effective on July 24, 2006. Donobi the changed its name to Gottaplay Interactive, Inc. and then exchanged its $0.001 par value Common Stock, post split, for all the outstanding shares of Gotaplay. Because the Merger was accounted for as a reverse acquisition and not a business acquisition, no goodwill was recognized in connection therewith and the costs incurred in connection with the Merger are charged to operations.

    The unaudited proforma condensed balance sheet and statement of operations of Gottaplay. have been prepared to give effect to:

     o    The Merger of Gotaplay Interactive, Inc.,
     o The elimination of any existing transactions between the two entities and,
     o The effects of the recapitalization pursuant to the Agreement and Merger Plan.

    The proforma condensed financial statements have been prepared as if such transactions had taken place on September 30, 2005 for purposes of the proforma condensed balance sheet and for the year ended September 30, 2005 for the proforma condensed statement of operations.

    The column captioned Gottaplay Interactive, Inc. represents the unaudited condensed balance sheet of Donobi as of September 30, 2005 and the related unaudited condensed statement of operations for the year ended September 30, 2005. The column captioned Gotaplay Interactive, Inc. represents the audited condensed balance sheet as of September 30, 2005 and the related audited condensed statement of operations for the year ended September 30, 2005.

    We are providing you this information to aid you in your analysis of the financial aspects of the Merger as if it had taken place on September 30, 2005. The unaudited proforma condensed financial statements described above should be read in conjunction with the historical financial statements of Gottaplay Interactive Inc. and Gotaplay Interactive, Inc. and the notes thereto. The unaudited proforma condensed financial information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Merger taken place on the date noted, or the future financial position or operating results of the combined company.

    Note 2.         Proforma Entries

    The following describes the eliminations, adjustments and reclassifications that are incorporated into the unaudited proforma condensed financial statements. These items primarily are a result of the Merger Plan, and the effects of the surviving company recapitalization.

     (a) To eliminate a $15,000 promissory note between the respective companies.
     (b) To record the cancellation of shares of Common Stock held by Gotaplay shareholders in exchange for the issuance Common Stock of Gottaplay.
     (c) To adjust for the 6 to 1 reverse stock split pursuant to the Agreement and Merger Plan.
     (d) To recognize the issuance of 13,907,500 shares of par value $0.001 Common Stock to Gotaplay shareholders in exchange for the assets, liabilities and operations of Gotaplay.
     (e) To reclassify Gotaplay's accumulated development stage deficit to additional paid in capital.

    Note 3.  Significant and Critical Accounting Policies

    The proforma condensed financial statements for Gottaplay and Gotaplay have been prepared in accordance with accounting principles generally accepted in the United States. In preparing its financial statements, Gotaplay makes estimates, assumptions and judgments that can have a significant impact on reported revenues and results of operations as well as on the value of certain assets and liabilities on its balance sheet. These estimates, assumptions and judgments about future events and their effects on results cannot be determined with certainty, and are made based upon our historical experience and on other assumptions believed to be reasonable under the circumstances.

                       WHERE YOU CAN FIND MORE INFORMATION

   As required by law, we file annual and periodic reports and other information with the SEC. These reports and other information contain additional information about our company. You can inspect and copy these materials at the Securities and Exchange Commission public reference rooms at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov."

   ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

    Registrant issued a total of 17,744,618 shares (the "Shares") of its common stock to the former stockholders of Gotaplay. Such shares were issued pursuant to the exemption from registration provided by Rule 506 of Regulation D of the Securities Act. The Shares were issued to less than 35 "non-accredited" investors, as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. These shares shall be "restricted" and will bear an appropriate restrictive legend indicating that the resale of such shares may be made only pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

    Between September 30, 2006 and October 5, 2006, we issued four convertible secured promissory notes which totaled $312,500 to four accredited investors. Each note was for $78,125 and is due one year from the date of issuance. Interest is at 9% per annum. Each note is convertible any time into shares of our par value $0.001 common stock at a price of $1.25 per share, or 250,000 shares. In addition, upon the satisfaction and release of certain convertible debentures held by the company, the investors will then execute upon the remaining portion of their loan to us for an additional $234,375 each or an additional $937,500. Total financing from these investors will be $1,250,000. The company also granted warrants to these investors to purchase a total of 250,000 shares of common stock at an exercise price of $1.50 per share with an exercise period of two (2) years, and, 250,000 shares of common stock at an exercise price of $2.50 per share with an exercise period of three (3) years.

    Our investors have not converted any debt into common stock as of the date of this report.

   ITEM 4.01      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

    Registrant has retained its current auditor, Bongiovanni & Associates, P.A. As a result of the Merger, effective July 24, 2006 the auditor for Gotaplay, Beckstead & Watts LLP, has been dismissed. The audit reports of Beckstead & Watts LLP financial statements of Gotaplay for the fiscal years ended September 30, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the 2005 and 2004 report did contain an explanatory paragraph related to our ability to continue as a going concern. During Gotaplay's fiscal years ended September 30, 2005 and 2004, there were no disagreements with Beckstead & Watts LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beckstead & Watts LLP would have caused Beckstead & Watts LLP to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years. Gotaplay requested that Beckstead & Watts LLP furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not it agrees with Gotaplay's statements in this Item 4.01(a). A copy of the letter furnished by Beckstead & Watts LLP in response to that request, dated July 26, 2006, is filed as Exhibit A to this Form 8-K.

   ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

    As a result of the Merger described in Item 1.01 above, the following persons were elected to the board of directors and officerships.

    NAME                     AGE           POSITION

    John P. Gorst            37    Chief Executive Officer,
                                   Chairman of the Board

    M.   Carroll Benton      62    Chief Financial and Administrative Officer,
                                   Secretary,Treasurer and Director,

    Asra Rasheed             33    President

    Mark H. Levin            33    Director

    ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION

    On July 24, 2006, Registrant filed an Amendment to its Articles of Incorporation changing its name to Gottaplay Interactive, Inc.

                                                                     Appendix A

BECKSTEAD AND WATTS, LLP
Certified Public Accountants
                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                              702.257.1984 (tel)
                                                              702.362.0540 (fax)



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have audited the accompanying balance sheets of Gotaplay Interactive, Inc. (the "Company") (A Development Stage Company), as of September 30, 2005 and the related statements of operations, stockholders' (deficit), and cash flows for the year ended September 30, 2005, and for the period from August 4, 2004 (Date of Inception) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gotaplay Interactive, Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, stockholders' (deficit), and cash flows for the year ended September 30, 2005, and for the period from August 4, 2004 (Date of Inception) to September 30, 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




January 27, 2006

Beckstead and Watts, LLP
Certified Public Accountants
                                                        3340 Wynn Road, Suite B
                                                            Las Vegas, NV 89102
                                                             702.257.1984 (tel)
                                                             702.362.0540 (fax)


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Gotaplay Interactive, Inc.
Tacoma, WA

We have audited the Balance Sheet of Gotaplay Interactive, Inc. (the "Company"), as of September 30, 2004, and the related Statement of Operations, Stockholders' Deficit, and Cash Flows for the period from August 4, 2004 (inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gotaplay Interactive, Inc. as of September 30, 2004, and the results of its operations, equity and cash flows for the period August 4, 2004 (inception) to September 30, 2004, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



November 9, 2004



                           Gotaplay Interactive, Inc.
                          (a Development Stage Company)
                                 BALANCE SHEETS


                                                                      September 30,              September 30,
                                                                         2005                       2004
                                                                 ---------------------      ---------------------

                                    Assets

    Current assets
    Cash                                                              $          7,918         $            1,091
    Prepaid expenses                                                            5,250                        --
    Note receivable                                                            15,000                        --
                                                                 ---------------------      ---------------------
                        Total current assets                                   28,168                     1,091
                                                                 ---------------------      ---------------------
    Other assets
    DVD library, net                                                           54,416                        --
    Fixed assets, net                                                          53,450                        --
    Deposits                                                                    8,376                        --
                                                                 ---------------------      ---------------------
           Total other assets                                                 116,242                        --
                                                                 ---------------------      ---------------------

               Total assets                                           $        144,410          $          1,091
                                                                 =====================      ====================

                      Liabilities and Stockholders' Deficit

    Current liabilities
        Accounts payable                                              $       110,789           $             --
        Accounts payable - related parties                                     48,211                         --
        Accrued liabilities                                                    54,950                         --
        Deferred revenue                                                        4,103                         --
        Note payable                                                           31,750                         --
        Notes payable - related parties                                       245,000                         --
        Amounts due to other related parties                                  320,158                      5,445
                                                                 ---------------------      ---------------------
           Total current liabilities                                          814,961                      5,445
                                                                 ---------------------      ---------------------
    Commitments and contingencies

    Stockholders' deficit
    Preferred stock, $0.0001 par value, 10,000,000 shares
       authorized, none issued and outstanding                                     --                         --
    Class A common stock, $0.0001 par value, 10,000,000 shares
       authorized, none issued and outstanding                                     --                         --
    Common stock, $0.0001 par value, 500,000,000 shares
       authorized, 13,907,500 and 13,907,500 shares issued and
       outstanding at September 30, 2005 and 2004, respectively                 1,391                      1,391
       Additional paid-in capital                                             122,500                         --
       Common stock, authorized, but unissued                                   8,184                         --
       Subscription receivable                                                  (300)                      (300)
       Prepaid services paid with common stock                                (3,500)                         --
        Accumulated deficit during development stage                        (798,826)                    (5,445)
                                                                 ---------------------      ---------------------
           Total stockholders' deficit                                      (670,551)                    (4,354)
                                                                 ---------------------      ---------------------
               Total liabilities and stockholders' deficit            $       144,410            $         1,091
                                                                 =====================      =====================




    The accompanying notes are an integral part of these financial statements.

                           Gotaplay Interactive, Inc.
                         (a Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                              Year ended         August 4, 2004           Cumulative results
                                                                                    (date of            of operations from
                                                                                 inception) to         August 4, 2004 (date of
                                                             September 30,        September 30,       inception) to September
                                                                 2005                 2004                   30, 2005
                                                           ------------------    ----------------    -------------------------

    Revenues from subscriptions                            $          96,573      $          --         $              96,573
        Cost of subscription revenues                                204,648                  --                      204,648
                                                           ------------------    ----------------    -------------------------
           Loss before operating expenses                          (108,075)                  --                    (108,075)
                                                           ------------------    ----------------    -------------------------
    Operating expenses
        Fulfillment                                                  245,618                  --                      245,618
          Technology and development                                  73,405                  --                       73,405
           Advertising and marketing                                  36,907                  --                       36,907
       General and administrative                                    107,246               1,045                      108,291
        Officers' compensation                                       149,967                  --                      149,967
       Related party expenses                                         47,805               4,400                       52,205
        Stock-based compensation                                       4,528                  --                        4,528
                                                           ------------------    ----------------    -------------------------
        Total operating expenses                                     665,476               5,445                      670,921
                                                           ------------------    ----------------    -------------------------
        Loss from operations                                       (773,551)             (5,445)                    (778,996)
    Other income (expense)
        Interest expense                                            (19,830)                  --                     (19,830)
                                                           ------------------    ----------------    -------------------------
           Net loss before income taxes                            (793,381)             (5,445)                    (798,826)
    Provision for income taxes                                            --                  --                           --
                                                           ------------------    ----------------    -------------------------
            Net loss                                            $  (793,381)         $   (5,445)          $         (798,826)
                                                           ==================    ================    =========================
    Weighted average shares outstanding of common stock,
             basic and diluted                                    13,907,500          12,964,612                   13,778,215
                                                           ==================    ================    =========================
    Net loss per common shares outstanding, basic and
diluted                                                    $      (0.06)         $       (0.00)      $              (0.06)
                                                           ==================    ================    =========================







The accompanying notes are an integral part of these financial statements.

                           Gotaplay Interactive, Inc.
                          (a Development Stage Company)
                       Statement of Stockholders' Deficit

            August 4, 2004 (date of inception) to September 30, 2005


                                                                                     Common
                                                                                      Stock
                                                                                   Authorized
                                             Common Stock           Additional         but
                                     -------------------------        Paid-In        Unissued
                                       Shares         Amount          Capital         Amount
                                     ------------    ---------      ----------   ------------
Issuance of common stock to
    founders at par value,
    August 4, 2004 ..............     12,345,000     $    1,235     $     --       $     --

Issuance of common stock to
    founders at par value,
    September 8, 2004............      1,562,500            156           --             --

Net loss, August 4, 2004 (date of
    inception) to
    September 30, 2004 ..........           --             --             --             --
                                      ----------        --------       --------     ----------
Balance, September 30, 2004 .....     13,907,500          1,391           --             --
                                      ----------        --------       --------     ----------
Authorization to issue common
    stock at par value for DVD
    library, October 4, 2004 ....           --             --             --              156

Authorization to issue common
    stock at par value for
    services, May 31, 2005 ......           --             --             --               65

Authorization to issue common
    stock at par  value for
    services, June 15, 2005 .....           --             --             --               75

Authorization to issue common
    stock at par value for
    services, June 16, 2005 .....           --             --             --               13

Authorization to issue common
    stock at $0.50 per share
    for services and prepaid
    services, August 26, 2005 ...           --             --             --            7,875

Recognition of non compensated
    services from October 1, 2004
    to March 31, 2005 ...........           --             --          122,500           --

Net loss, year ended
    September 30, 2005 ..........           --             --             --             --
                                      ----------      ----------     ----------     ----------
Balance, September 30, 2005 .....     13,907,500     $    1,391     $  122,500     $    8,184
                                      ==========      ==========     ==========     ==========

(Continued from table above, first column repeated)

                                                                        Accumulated
                                                       Prepaid           (Deficit)
                                                       Services           during            Total
                                    Subscription         With           Development      Stockholders'
                                     Receivable      Common Stock          Stage            Deficit
                                    ------------     ------------      ------------     -------------
Issuance of common stock to
    founders at par value,
    August 4, 2004 ..............    $     (300)     $     --        $     --        $      935

Issuance of common stock to
    founders at par value,
     September 8, 2004...........           --              --              --               156

Net loss, August 4, 2004 (date of
    inception) to
    September 30, 2004 ..........           --              --            (5,445)         (5,445)
                                      ----------      ----------      ----------      ----------
Balance, September 30, 2004 .....         (300)             --            (5,445)         (4,354)
                                      ----------      ----------      ----------      ----------
Authorization to issue common
    stock at par value for DVD
    library, October 4, 2004 ....           --              --              --               156

Authorization to issue common
    stock at par value for
    services, May 31, 2005 ......           --              --              --                65

Authorization to issue common
    stock at par  value for
    services, June 15, 2005 .....           --              --              --                75

Authorization to issue common
    stock at par value for
    services, June 16, 2005 .....           --              --              --                13

Authorization to issue common
    stock at $0.50 per share
    for services and prepaid
    services, August 26, 2005 ...           --            (3,500)           --             4,375

Recognition of non compensated
    services from October 1, 2004
    to March 31, 2005 ...........           --              --              --           122,500

Net loss, year ended
    September 30, 2005 ..........           --              --          (793,381)       (793,381)
                                      ----------      ----------      ----------      ----------
Balance, September 30, 2005 .....     $     (300)     $   (3,500)     $ (798,826)     $ (670,551)
                                      ==========      ==========      ==========      ==========



The accompanying notes are an integral part of these financial statements.

                           Gotaplay Interactive, Inc.
                          (a Development Stage Company)
                            Statements of Cash Flows


                                                                                           August 4, 2004        Cumulative cash
                                                                                              (date of         flows from August 4,
                                                                        Year ended         inception) to           2004 (date of
                                                                       September 30,       September 30,           inception) to
                                                                           2005                 2004            September 30, 2005
                                                                      ----------------    -----------------    ---------------------
Increase (Decrease) in Cash
    Net loss                                                          $     (793,381)     $       (5,445)      $        (798,826)
    Adjustment to reconcile net loss to cash (used) in
        operating activities:
        Depreciation and amortization                                        126,972                  --                 126,972
        Write-down of DVD library                                             53,108                  --                  53,108
        Non compensated  services rendered                                   122,500                  --                 122,500
        Share-based compensation for services rendered                         4,528                  --                   4,528

           Changes in assets and liabilities:
             Deposits                                                         (8,376)                 --                  (8,376)
             Accounts payable                                                110,789                  --                 110,789
             Accounts payable - related party                                 48,211                  --                  48,211
             Accrued liabilities                                              54,950                  --                  54,950
             Deferred revenue                                                  4,103                  --                   4,103
             Prepaid expenses                                                 (5,250)                 --                  (5,250)
                                                                      ----------------    -----------------    ---------------------
               Net cash (used) in operating activities                      (281,846)             (5,445)               (287,291)
                                                                      ----------------    -----------------    ---------------------
Cash flows from investing activities
    Purchase of equipment and leaseholds                                     (34,936)                 --                 (34,936)
    Purchase of DVD library                                                 (113,854)                 --                (113,854)
    Additions to note receivable                                             (15,000)                 --                 (15,000)
                                                                      ----------------    -----------------    ---------------------
               Net cash (used) in investing activities                      (163,790)                 --                (163,790)
                                                                      ----------------    -----------------    ---------------------
Cash flows from financing activities
    Payments on notes payable                                                 (7,250)                 --                  (7,250)
    Proceeds from note payable - related party                               150,000                  --                 150,000
    Payments on notes payable - related party                                 (5,000)                 --                  (5,000)
    Proceeds from loans - related parties                                    338,800               5,445                 344,245
    Payments from loans - related parties                                    (24,087)                 --                 (24,087)
    Proceeds from issuance of common stock                                        --               1,091                   1,091
                                                                      ----------------    -----------------    ---------------------
               Net cash provided by financing activities                     452,463               6,536                 458,999
                                                                      ----------------    -----------------    ---------------------
Net increase in cash                                                           6,827               1,091                   7,918
Cash at beginning of period                                                    1,091                  --                      --
                                                                      ----------------    -----------------    ---------------------
Cash at end of period                                                 $        7,918      $        1,091       $           7,918
                                                                      ================    =================    =====================


Supplemental disclosures and non-cash investing and financing activities - see
Note 11.

The accompanying notes are an integral part of these financial statements.

                           Gotaplay Interactive, Inc.
                          (a Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

    Note 1 - Organization and Summary of Significant Accounting Policies

    ORGANIZATION AND DESCRIPTION OF BUSINESS

    The Company was organized August 4, 2004 (date of inception) under the laws of the State of Nevada, as Gotaplay Interactive, Inc. (the "Company") and began operations on October 4, 2004. The Company is an online video game rental subscription service, providing subscribers with access to a comprehensive library of titles. For the standard subscription plan of $20.95 per month, subscribers can generally have up to two titles out at the same time with no due dates, late fees or shipping charges. In addition to the standard plan, the Company offers other service plans with different price points that allow subscribers to keep either fewer or more titles at the same time. Subscribers select titles at the Company's website, aided by its proprietary recommendation service, and generally receive the DVD game within three business days by U.S. Postal mail service. The gamers then return the DVD game at their convenience using the Company's prepaid mailers. After a title has been returned, the Company mails a title from the subscriber's game queue. All of the Company's subscription revenues are generated in the United States of America.

    Since August 4, 2004, the Company has had limited operations and, in management's opinion, has not generated significant revenues. In accordance with Statement of Financial Accounting Standards No. 7 (SFAS No. 7) "Accounting and Reporting by Development Stage Enterprises", it is management's position that the Company is a development stage company because it has not generated significant revenues and continues to devote substantial efforts in raising needed operating and working capital.

    REVENUE RECOGNITION AND DEFERRED REVENUE

    After an initial ten-day satisfaction guaranteed period, the Company recognizes subscription revenue ratably during each subscriber's monthly subscription period. For financial reporting purposes, the Company allocates subscription fees over the number of days in the month in which the fee was charged. During the initial ten-day period, a new subscriber has the right to rescind its agreement and receive full credit for the charge.

    As of September 30, 2005, the Company reported $4,103 of deferred revenue, which will be fully recognized in the month of October 2005. The Company did not have revenues for the period August 4, 2004 (date of inception) to September 30, 2004. All authorized refunds to subscribers are recorded as a reduction of revenues. Revenues from sales of used video games will be recorded upon shipment.

    COST OF REVENUES

    Cost of subscription revenue generally consists of depreciation, any write-down due to lost or damaged disks, postage and mailers provided to paying subscribers. Credit card settlement fees are also included in this category because every subscription processed incurs a merchant transaction fee, which is calculated as a direct percentage of the subscription charge.

    When used DVD games are sold, the net book value, and any handling and shipping fees, are considered costs of the sale.

    FULFILLMENT EXPENSES

    Fulfillment expenses represent those costs incurred in operating and staffing the Company's fulfillment and customer service centers, including costs attributable to receiving, inspecting and warehousing the Company's DVD library.

    TECHNOLOGY AND DEVELOPMENT EXPENSES

    Technology and development expenses consist of payroll, indirect labor costs and payroll burden, outside contractual fees and other incidental costs directly related with the continuation of modifying and developing better solutions that will enhance the utility and functionality of the Company's web site and the improvement to certain

     Note 1 - Organization and Summary of Significant Accounting Policies (continued)

internal use software systems. All development expenses are expensed as incurred within this classification.

    ADVERTISING EXPENSES

    Advertising costs are expensed as incurred. For the year ended September 30, 2005 advertising expenses totaled $2,735. The Company did not have advertising costs for the period ended September 30, 2004.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting periods. Significant items, though not limited to, that are subject to estimates and assumptions include:

o        carrying amounts of the DVD game library;
o        depreciation of software;
o        depreciation and amortization of property and leaseholds;
o        valuation of stock-based compensation; and
o        calculation and estimation of deferred income taxes.

    From time to time, the Company will re-evaluate its estimates, including the useful lives and residual values surrounding the DVD game library. The Company bases its estimates on industry and historical experience, the utility and churn ratio of the game library, and on various other facts under the circumstances deemed reasonable at the time. Actual results may differ from these estimates.

    RECLASSIFICATIONS

    Certain amounts previously reported in previous periods have been reclassified to conform the Company's current period presentation.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid instruments with original maturities of three months or less at the date of purchase to be cash equivalents.

    CONCENTRATIONS

    The Company maintains its cash in bank deposit accounts, which at time may exceed the federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

    The Company has four vendor relationships that are critical to the day-to-day operations. One vendor supplies DVD library videos, one provides delivery of the video games to and from the customer, one is a global search engine website and one is in communications. The Company sells subscriptions, its sole source of revenue for the period ended September 30, 2005, to the individual general public throughout the United States of America.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial instruments consist principally of cash, accounts and related party receivables, trade and related party payables, accrued liabilities, short-term obligations and notes receivable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term

     Note 1 - Organization and Summary of Significant Accounting Policies (continued)

nature. It is management's opinion that the Company is not exposed to significant currency or credit risks arising from these financial instruments.

    NOTES RECEIVABLE

    The Company evaluates the collectibility of all short-term receivables periodically during the fiscal year. If, in management's best estimate, a portion or all of the receivable is deemed at risk for full collection within a reasonable period of time, the Company will write down the asset to its estimated net realizable value.

    REPORTING ON THE COSTS OF START-UP ACTIVITIES

    Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

    LOSS PER COMMON SHARE

    Basic loss per common share is provided in accordance with SFAS 128, "Earnings Per Share." Basic loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing the net loss by the weighted average number of common shares including the dilutive effect of common share equivalents then outstanding. Common stock equivalents are not included in the computation of diluted net loss per common share because the effect would be anti-dilutive.

    SHARE-BASED PAYMENTS

    In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods and services. This standard replaces SFAS No. 123 and supercedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock-Based Compensation. This standard requires a public entity to measure the cost of employee services, using an option-pricing model, such as the Black-Scholes Model, received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB No. 25. SFAS No. 123(R) is effective for interim or annual reporting periods beginning on or after June 15, 2005.

    DIVIDENDS

    The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

    COMPREHENSIVE LOSS

    The Company has no components of other comprehensive loss. Accordingly, net loss equals comprehensive loss for all periods.

    SEGMENT REPORTING

     The Company follows SFAS No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

     Note 1 - Organization and Summary of Significant Accounting Policies (continued)

    INCOME TAXES

    The Company follows SFAS No. 109, "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

    Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

    DVD LIBRARY

    The Company records the purchase of new and/or used DVD's at cost. It depreciates the DVD video game library, less estimated salvage value of $1.00 per DVD, on a "sum-of-the-months" accelerated basis over the estimated economic useful life of each title. The economic useful life of a new release DVD game is estimated to be one year. In estimating the economic useful life of its DVD video game library, the Company considers the potential utilization, damage and loss.

    FIXED ASSETS

    Property

    Property is recorded at cost. The cost of maintenance and repairs of equipment is charged to operating expense when incurred. Depreciation and amortization is determined based upon the assets' estimated useful lives, and is calculated on a straight-line basis when the asset is placed in service. When the Company sells, disposes or retires equipment or replaces a leasehold improvement, the related gains or losses are included in operating results.

    Property is depreciated over seven years and begins when it is placed in service. Depreciation expense for the periods ended September 30, 2005 and 2004 was $1,082 and $-0-, respectively.

    LEASEHOLD IMPROVEMENTS

    Leasehold improvements are recorded at cost. The Company capitalized $8,795 of leasehold improvements in fiscal 2005 and amortized these improvements over the remaining lease term. Amortization expense for the periods ended September 30, 2005 and 2004 was $903 and $-0-, respectively.

    SOFTWARE

    Software is recorded at cost and consists of applications acquired by the Company on October 4, 2004. The cost was $25,625 and is amortized over sixty months. For the periods ended September 30, 2005 and 2004, the Company depreciated $5,125 and $-0-, respectively.

    IMPAIRMENT OF LONG-LIVED ASSETS

     Note 1 - Organization and Summary of Significant Accounting Policies (continued)

    In accordance with SFAS No.144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company assesses long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of asset groups to be held and used in measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

    RECENT AUTHORITATIVE ACCOUNTING PRONOUNCEMENTS

    In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS No. 150 changes the classification in the statement of financial position of certain common financial instruments from either equity or mezzanine presentation to liabilities and requires an issuer of those financial statements to recognize changes in fair value or redemption amount, as applicable, in earnings. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and with one exception, is effective at the beginning of the first interim period beginning after June 15, 2003. The effect of adopting SFAS No. 150 will be recognized as a cumulative effect of an accounting change as of the beginning of the period of adoption. Restatement of prior periods is not permitted. The adoption of SFAS No. 150 did not have an impact on the Company's financial position or results of operations.

    In March 2004, the U.S. Securities and Exchange Commission's Office of the Chief Accountant and the Division of Corporate Finance released Staff Accounting Bulletin ("SAB") No. 105, "Loan Commitments Accounted for as Derivative Instruments". This bulletin contains specific guidance on the inputs to a valuation-recognition model to measure loan commitments accounted for at fair value, and requires that fair-value measurement include only differences between the guaranteed interest rate in the loan commitment and market interest rate, excluding any expected future cash flows related to the customer relationship or loan servicing. In addition, SAB No. 105 requires the disclosure of the accounting policy for loan commitments, including methods and assumptions used to estimate the fair value of loan commitments, and any associated hedging strategies. SAB No. 105 is effective for derivative instruments entered into subsequent to March 31, 2004 and should be applied to existing instruments as appropriate. The Company has not yet completed its evaluation of SAB No. 105, but does not anticipate a material impact, if any, on the financial statements.

    In September 2004, The Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 04-08, "The Effect of Contingently Convertible Instruments on Diluted Earnings per Share," which requires the inclusion of shares related to contingently convertible debt instruments for computing diluted earnings earning per share using the "if converted method", regardless of whether the market price contingency has been met. EITF 04-08 will be effective for all periods ending after December 15, 2004 and includes retroactive adjustments to historically reported diluted earning per share. In management's opinion, the adoption of EITF 04-08 does not currently have an impact on the Company's operating results or financial position.

    In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-Monetary Assets, an Amendment of Accounting Principle Board (APB) No. 29". This statement amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions". Earlier guidance had been based on the principle that exchanges of nonmonetary assets should be based on the fair value of the assets exchanged and APB No. 29 included certain exceptions to this principle. However, FASB No. 153 eliminated the specific exceptions for nonmonetary exchanges with a general exception rule for all exchanges of nonmonetary assets that do not have commercial and economic substance. A nonmonetary exchange has commercial substance only if the future cash flows of the entity is expected to change significantly as a result of the exchange. This statement is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The implementation of this SFAS No. 153 is not expected to have a material impact on the Company's financial statement presentation or its disclosures.

     Note 1 - Organization and Summary of Significant Accounting Policies (continued)

    In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods and services. This standard replaces SFAS No. 123 and supercedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock-Based Compensation. This standard requires a public entity to measure the cost of employee services, using an option-pricing model, such as the Black-Scholes Model, received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB No. 25. SFAS No. 123(R) is effective for interim or annual reporting periods beginning on or after June 15, 2005. It is the opinion of management, that the adoption of this standard will not have a material impact on the Company's financial position or results of operations.

    In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154 ("SFAS No. 154"), "Accounting Changes and Error Corrections." This statement requires entities that voluntarily make a change in accounting principle to apply that change retrospectively to prior periods' financial statements, unless this would be impracticable. SFAS No. 154 supersedes APB Opinion No. 20, "Accounting Changes," which previously required that most voluntary changes in accounting principle be recognized by including in the current period's net income the cumulative effect of changing to the new accounting principle. SFAS No. 154 also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. SFAS No. 154 applies to accounting changes and error corrections that are made in fiscal years beginning after December 15, 2005. Management believes the adoption of this statement will not have an immediate material impact on the financial position of the Company.

    YEAR-END

    The Company adopted September 30th as its fiscal year end.

    Note 2 - Going Concern and Management's Plan

    The Company's financial statements as of and for the periods ended September 30, 2005 and 2004 have been prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. From August 4, 2004 (date of inception) through September 30, 2005, the Company had a cumulative net loss of $798,826 and a negative cash flow from operations of $287,291. At September 30, 2005, the Company had a working capital deficit of $786,793 and a stockholders' deficit of $670,551. The financial statements do not include any adjustments that might result from the ultimate outcome of this uncertainty. As of September 30, 2005, the Company's working capital deficit may not enable it to meet certain financial objectives as presently structured.

    The rate at which the Company expends it financial resources is variable, may be accelerated, and will depend on many factors. In order to obtain the necessary operating and working capital, the Company is seeking either public or private equity investors and/or private debt financing. There can be no assurance that such additional funding, if any, will be available on acceptable terms. If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. The Company's continued existence as a going concern is completely dependent upon its ability to grow sales and to secure equity and/or debt financing and there are no assurances that the Company will be successful. Without sufficient short-term financing it would be unlikely for the Company to continue as a going concern.

    Note 3 - Note Receivable

    On August 24, 2005, the Company loaned an unrelated company $15,000, as evidenced by an unsecured promissory note. This note bears interest at 6% per annum and is due February 19, 2006.

    Note 4 - DVD Library

    The following is a summary of the library collection as of September 30:

                                                 2005                     2004
                                         ------------------         ------------
  DVD video game library             $             227,385       $          --
                                         ------------------         ------------
  Less:
      Write-down of DVD Library                     53,108                  --
      Accumulated depreciation                     119,861                  --
                                         ------------------         ------------
                                                   172,969                  --
                                         ------------------         ------------
  DVD video game library, net        $              54,416       $          --
                                        ==================         =============

    Note 5 - Fixed Assets

    The Company has the following fixed assets as of September 30:

                                                  2005                     2004
                                          ------------------         -----------
   Property                           $              26,140      $            --
   Leasehold improvements                             8,795
   Software                                          25,625                   --
                                          ------------------         -----------
                                                     60,560
   Less: accumulated
     depreciation and
     amortization                                     7,110                   --
                                          ------------------         -----------
   Fixed assets, net                  $              53,450      $            --
                                          ==================         ===========

    Note 6 - Fixed Asset Purchases

    ASSET PURCHASE NO. 1

    On October 4, 2004, the Company purchased for $40,100, the entire DVD video game library of a Connecticut-based Company ("CC") in exchange for an unsecured promissory note in the amount of $40,000 and 1,000,000 shares of the Company's $0.0001 par value common stock, valued at $100. (See also Note 7.)

    Asset Purchase No. 2

    On October 4, 2004, the Company purchased the entire collection of video games for $34,431 and industry specific internal use software for $25,625 from a California-based Company ("CA"), in exchange for an unsecured promissory note in the amount of $60,000 and 562,500 shares of the Company's $0.0001 par value common stock, valued at $56. (See also Note 7.)

    ASSET PURCHASE NO. 3

     On November 22, 2004, the Company purchased 1,628 used DVD video games from a company for $39,000. An initial payment of $5,000 was made at the time of closing with the remaining balance of $34,000 due on February 5, 2005. The Company has made principal payments totaling $2,250 through September 30, 2005 and is past due. The note is bearing default interest at a rate of 18% per annum and is secured by DVD video game library. The balance due at September 30, 2005 is $31,750.

    Note 7 - Related Party Transactions

    At September 30, 2005, the Company owes the following related parties:

o A public company, managed, directed and partially owned by two of the officers, stockholders and directors of the Company in the amount of $310,915. The funds were advanced for operating purposes. The debt is unsecured, due on demand and without interest. However, between October 1, 2005 and October 31, 2005, the Company was advanced an additional $22,922. The total debt, $333,837 at October 31, 2005 was converted into an unsecured promissory note in the amount of $333,837, bearing interest at 7% per annum and due within one year from the date of issuance. At September 30, 2004, the Company owed this public company $5,445. (See also Note 13.)

    In addition, at September 30, 2005, the Company owes $29,805 to this public company for services and computer equipment rental.

    The Company has a forty-eight month lease with a related party public company. The Company is leasing computers, printers and other technology equipment necessary to conduct the day-to-day operations. Terms require a base rent of $667 per month and applicable sales taxes. Rents may increase from time to time due to the Company needing additional equipment as it expands its operations and network of distribution centers. (See also Note 12)

o        A private company, identified in Note 6 as "CC", Asset Purchase No. 1.
         The debt is in the form of an unsecured promissory note dated October 4, 2004. The note is past due and is bearing interest at 18% per annum. At September 30, 2005 the amount due is $35,000.

o        A private company, identified in Note 6 as "CA", Asset Purchase No. 2.
         The debt is in the form of an unsecured promissory note issued on October 4, 2004. The note is past due and is bearing interest at 18% per annum. At September 30, 2005 the amount due is $60,000.

o A limited liability corporation ("LLC"). The LLC is owed $150,000 as of September 30, 2005 and the debt is evidenced by a 90 day secured promissory note dated May 23, 2005, bearing interest at 4%. The note is past due. (See also Note 13.)

o A private company, owned and managed by two of the Company's officers and stockholders, in the amount of $8,715. This amount is unsecured, non-interest bearing and due on demand.

o A private company, related to a stockholder. The Company rented its California distribution center from this party. At September 30, 2005 and 2004, the amount due to this related party was $15,000 and $-0-, respectively. Rent is $1,500 per month and is on a month-to-month term. (See also Note 12.)

o        Two officers and two stockholders, for an aggregate amount of $3,934.
         These obligations are unsecured, without interest and due on demand.

    The Company authorized the issuance of common stock, $0.0001 par value per share, to related parties for periods ended September 30 as follows:

       Period            Shares            Cash          Non-Cash       Total
------------------ ---------------- --------------- ---------------- -----------
        2004            6,312,500          $631            $ --         $631
        2005            3,581,750          119              239          358
                   ---------------- --------------- ---------------- -----------
 Total                  9,894,250          $750            $239         $989
                   ================ =============== ================ ===========

    Note 8 - Accrued Liabilities

    The Company had the following accrued liabilities as of September 30:

                                             2005                   2004
                                       --------------        ---------------

  Accrued interest                  $         19,092      $              --
  Compensation for services to                 9,000                     --
    non-employees
  Wages due to officers                        8,000                     --
  Taxes:
       Payroll                                12,447                     --
       Business                                  667                     --
  Other                                        5,744                     --
                                       --------------        ---------------
      Total                         $         54,950      $              --
                                       ==============        ===============


    Note 9 - Stockholders' Deficit

    PREFERRED STOCK

    The Company is authorized to issue 10,000,000 shares of its $0.0001 par value preferred stock. As of September 30, 2005, no shares are issued and outstanding.

    CLASS A COMMON STOCK

    The Company is authorized to issue 10,000,000 shares of its $0.0001 par value Class A common stock. Each holder of Class A common stock is entitled to 100 votes for each share of Class A common stock held. At the holder's sole discretion, they may convert all or part of their Class A common stock into an equal number of shares of common stock of the Company. The holders of Class A common stock are not entitled to cash dividends, but are entitled to receive stock or other property dividends. As of September 30, 2005, no shares are issued and outstanding.

    COMMON STOCK

    The Company is authorized to issue 500,000,000 shares of its $0.0001 par value common stock. This class of stock allows a stockholder one vote for each share of common stock held.

    As of September 30, 2005 and 2004, the issued and outstanding shares of the Company's $0.0001 par value common stock were 13,907,500 and 13,907,500 shares, respectively.

    At September 30, 2005, the Company had authorized the issuance of 3,112,500 shares of $0.0001 par value common stock, but these shares were not issued until November and December 2005.

    COMMON STOCK ISSUANCES AND AUTHORIZED FOR ISSUANCE

    On August 4, 2004, the Company issued 12,345,000 shares of common stock to founders at the fair market value of $0.0001 per share for cash.

    On September 8, 2004, the Company issued 1,562,500 shares of common stock to founders at the fair market value of $0.0001 per share for cash.

    On October 4, 2004, in connection with the purchases of two DVD library collections and software, the Company authorized the issuance of 1,562,500 shares of common stock, with a fair market price of $0.0001 per share. The shares were issued December 2005.

    On May 31, 2005, the Company authorized the issuance of 650,000 shares of common stock for services with a fair market value of $0.0001 per share. The shares were issued December 2005.

    On June 15, 2005, the Company authorized the issuance of 750,000 shares of common stock for services with a fair market value of $0.0001 per share. The shares were issued December 2005.

    On June 16, 2005, the Company authorized the issuance of 134,250 shares of common stock for services with a fair market value of $0.0001per share. The shares were issued December 2005.

    On August 26, 2005, the company authorized the issuance of 15,750 shares of common stock for services with a fair market value of $0.50 per share. The shares were issued November 2005.

    Note 10 - Income Taxes

    Deferred tax assets and liabilities are recognized based on the anticipated future tax effects arising from the differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases of assets and liabilities using enacted tax rates. The following is a reconciliation of the Federal and state statutory income tax amount to the provision for income taxes for the year ended September 30, 2005 and the period ended August 4, 2004 (date of inception) to September 30, 2004:


                                                2005            2004
                                             ----------     -----------
Federal and state statutory rates at 35%     $(277,600)     $  (1,900)
Permanent differences ..................        44,400           --
Temporary differences ..................        (1,000)          --
                                             ---------      ---------
                                              (232,200)        (1,900)
                                             ---------      ---------
Increase in valuation allowance ........     $ 232,200      $   1,900
                                             =========      =========

    The significant components of the Company's deferred tax at September 30 are as follows:

                                                                2005           2004
                                                       ---------------- -------------
 Deferred tax assets:
   Net operating loss carryforwards                    $       234,100  $      1,900
   Amortization and depreciation                                   300            --
                                                       ---------------- -------------
   Total deferred tax assets                                   234,400         1,900
                                                       ---------------- -------------
 Deferred tax liabilities:                                          --            --
   Deferred revenue                                              1,400            --
                                                       ---------------- -------------
   Total deferred tax liabilities                                1,400            --
                                                       ---------------- -------------
 Net deferred tax assets before valuation allowance            233,000          1,900
 Less: Valuation allowance                                    (233,000)        (1,900)
                                                       ---------------- -------------
                                                       $            --   $        --

    For the periods ended September 30, 2005 and 2004, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2005, the Company had approximately $669,000 of net operating losses available to offset future federal and state taxable income. The net operating loss carryforwards, if not utilized, will begin to expire in 2024. Utilization of these carryforwards is significantly dependent on future taxable income, and, any future tax benefit may be further limited due to a change of control in the Company's ownership as defined by the Internal Revenue Code, Section 382.

    For financial reporting purposes, the Company has incurred a loss since its inception, August 4, 2004 to September 30, 2005. Based on the available objective evidence, including the Company's history of losses, management conservatively believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2005 and 2004.

    Note 11 - Cash Flow Statement

    NON-CASH INVESTING AND FINANCING

    For the year ended September 30, 2005, non-cash investing and financing activities included the issuance of stock and notes payable for acquisitions of internal use software and video game library disks. The Company recognized a total of $139,000 in these non-cash equity and debt transactions.

    The Company did not pay any cash for interest and taxes for the periods ended September 30, 2005 and 2004, respectively.

    Note 12 - Commitments and Contingencies

    FACILITIES

    The Company conducts a substantial portion of its operations utilizing leased facilities. The Company is obligated on three leases:

a.) one for its corporate headquarters located in Gig Harbor, Washington, and
b.) two distribution centers, one each located in the states of Georgia and Connecticut. Certain of these leases include a base fee for office infrastructure items such as communications and office furnishings and are included in the schedule below.

    Future minimum operating lease payments are:

           Years ending September 30:

           2006              $      34,700
           2007                     31,900
           2008                     32,800
           2009                     13,900
                                -------------
                             $      113,300
                                =============

    The Company also rented its California distribution center from a related party. Rent is $1,500 per month and is on a month-to-month term. (See also Note 7.)

    For the periods ended September 30, 2005 and 2004, facility rental expense was $42,701 and $250, respectively.

    PERSONAL PROPERTY

    The Company entered into a personal property lease for a term of forty-eight months with a related party. The Company is leasing computers, printers and other technology equipment necessary to conduct the day-to-day operations. Terms require a base rent of $667 per month and applicable sales taxes. Rents may increase from time to time due to the Company needing additional equipment as it expands its operations and network of distribution centers. (See also Note 7.)

    Future minimum operating lease payments are:

                Years ending September 30:

                2006              $      8,004
                2007                     8,004
                2008                     8,004
                2009                     6,400
                                     ------------
                                  $      30,412
                                     ============

    From October 4, 2004 through September 30, 2005 and to the date of this report, the Company has utilized the services of several independent contractors. In the opinion of management, these individuals are not employees.

    For the periods ended September 30, 2005 and 2004, rental expense for personal property was approximately $1,500 and $-0-, respectively.

    Note 13 - Subsequent Events

    On October 20, 2005, the Company received a short-term working capital loan of $25,000 from a related party. This loan was paid back in full in November 2005. The arrangement did not require interest to be paid.

    From October 1, 2005 to October 31, 2005, the Company borrowed an additional $22,922 from the related party public company as previously discussed in Note 5. On October 31, 2005, this related party obligation totaled $333,837 and was converted into a promissory note, bearing interest at 7% per annum, due October 31, 2006. The note is unsecured.

    On December 20, 2005, the stockholders of the Company agreed to terms of a Share Exchange Agreement, which upon closing, they will exchange 100% of their issued and outstanding shares of $0.0001 par value common stock for an equal number shares of $0.001 par value common stock in a Nevada corporation, a non-operating public shell company, referred to hereafter as the "Buyer". As a result of this transaction, the Company will become a wholly owned subsidiary of the Buyer. The Buyer will be the surviving entity and will assume all operations and debts of the Company upon the effective date of the closing. Immediately upon closing, the Company will take all action necessary to allow two related party debt holders with an aggregated debt of $505,387 owed to them by the Company, to convert this debt into 505,387 units offered by the Buyer immediately prior to the Share Exchange Agreement. Each unit will consist of one share of common stock of the Buyer and one-half common stock purchase warrant, with each warrant exercisable to purchase one share of the Buyer's common stock at an exercise price of $1.50 per share with an exercise period of one year, commencing upon closing of the Buyer's offering. Subsequent to closing, the Buyer will also take all reasonable efforts to change its legal name to Gotaplay Interactive, Inc.

    Prior to the effective date of the Share Exchange Agreement, November 10, 2005, the Buyer agreed to loan $250,000 to the Company on a 120-day note, bearing interest at 4%, and without demand. The assets of the Company secure this note. As of January 26, 2006, a total of $280,000 has been loaned to the Company, $250,000 under 120-day secured note and $30,000 without any formal agreement. In addition, the note and security interest between Gotaplay and the LLC was subordinated to the Buyer's note. (See also Note 7.)

    The LLC also holds approximately 29.5% of the issued and outstanding shares of common stock of the Buyer's Nevada Corporation.

                                                                       Exhibit A

Beckstead and Watts, LLP
Certified Public Accountants
                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                               702.257.1984  tel
                                                                702.362.0540 fax




July 26, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Gotaplay Interactive, Inc. (the "Company") and reported on the financial statements of the Company for the years ended September 30, 2005 and 2004. Effective July 24, 2006, we were dismissed as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated July 26, 2006, and we agree with such statements.

Very truly yours,



Beckstead and Watts, LLP